EXHIBIT 10.12

								     K&S DRAFT
								      10/22/96

			       US $1,000,000,000

			       CREDIT AGREEMENT

			 dated as of October __, 1996


				     among

			      INGRAM MICRO INC.,
		   INGRAM EUROPEAN COORDINATION CENTER N.V.,
			INGRAM MICRO SINGAPORE PTE LTD.
				      and
			  INGRAM MICRO INC. (Canada),
			 as Borrowers and Guarantors,


			CERTAIN FINANCIAL INSTITUTIONS,
				as the Lenders,


			  NATIONSBANK OF TEXAS, N.A.,
			    as Administrative Agent
			       for the Lenders,

				      and

			   THE BANK OF NOVA SCOTIA,
		    as Documentation Agent for the Lenders,

				      and

			  THE CHASE MANHATTAN BANK,
			  DG BANK, NEW YORK BRANCH,
		      THE FIRST NATIONAL BANK OF CHICAGO,
			THE INDUSTRIAL BANK OF JAPAN,
			    LIMITED, ATLANTA AGENCY
				      and
			     ROYAL BANK OF CANADA,
				 as Co-Agents





			       TABLE OF CONTENTS


Section                                                                   Page

				   ARTICLE I

		       DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms.......................................................3
1.2.     Use of Defined Terms...............................................30
1.3.     Cross-References...................................................30
1.4.     Accounting and Financial Determinations............................30
1.5.     Calculations.......................................................31

				  ARTICLE II

			       COMMITMENTS, ETC.

2.1.     Commitments........................................................31
2.2.     Extensions of the Commitment Termination Date......................32
2.3.     Reductions of the Commitment Amounts...............................34

				  ARTICLE III

			     BORROWING PROCEDURES,
			LETTERS OF CREDIT AND REGISTERS

3.1.     Borrowing Procedure for Pro-Rata Revolving Loans...................35
3.2.     Pro-Rata Letter of Credit Issuance Procedures......................36
3.2.1.   Other Lenders' Participation.......................................36
3.2.2.   Disbursements......................................................37
3.2.3.   Reimbursement......................................................38
3.2.4.   Deemed Disbursements...............................................38
3.2.5.   Nature of Reimbursement Obligations................................38
3.3.     Non-Rata Revolving Loan Facility...................................39
3.3.1.   Non-Rata Revolving Loans...........................................39
3.3.2.   Ineligible Currencies..............................................40
3.3.3.   Limitations on Making Non-Rata Revolving Loans.....................40
3.3.4.   Procedure for Making Non-Rata Revolving Loans......................40
3.3.5.   Maturity of Non-Rata Revolving Loans...............................41
3.3.6.   Non-Rata Revolving Loan Records....................................41
3.3.7.   Quarterly Report...................................................41
3.4.     Non-Rata Letter of Credit Facility.................................42
3.4.1.   Non-Rata Letters of Credit.........................................42
3.4.2.   Ineligible Currencies..............................................42
3.4.3.   Limitations on Issuing Non-Rata Letters of Credit..................42
3.4.4.   Procedures for Issuing Non-Rata Letters of Credit..................42
3.4.5.   Disbursements......................................................42
3.4.6.   Reimbursement......................................................43
3.5.     Bid Rate Facility..................................................43
3.5.1.   Bid Rate Loans.....................................................43
3.5.2.   Quote Request......................................................43
3.5.3.   Submission of Quotes...............................................44
3.5.4.   Acceptance of Quotes...............................................44
3.5.5.   Bid Rate Loan......................................................45
3.5.6.   Maturity of Bid Rate Loans.........................................45
3.5.7.   Bid Rate Loan Records..............................................45
3.5.8.   Limitations on Making Bid Rate Loans...............................45

				  ARTICLE IV

		     PRINCIPAL, INTEREST AND FEE PAYMENTS

4.1.     Repayments and Prepayments of Pro-Rata Revolving Loans.............46
4.2.     Interest Provisions................................................47
4.2.1.   Rates..............................................................47
4.2.2.   Post-Maturity Rates................................................48
4.2.3.   Continuation and Conversion Elections..............................48
4.2.4.   Payment Dates......................................................48
4.2.5.   Interest Rate Determination........................................49
4.2.6.   Additional Interest on LIBO Rate Loans.............................49
4.3.     Fees...............................................................50
4.3.1.   Administration and Documentation Fees..............................50
4.3.2.   Facility Fees......................................................50
4.3.3.   Letter of Credit Fees..............................................51
4.4.     Rate and Fee Determinations........................................52
4.5.     Obligations in Respect of Non-Rata Credit Extensions...............52

				   ARTICLE V

			  CERTAIN PAYMENT PROVISIONS

5.1.     Illegality; Currency Restrictions..................................52
5.2.     Deposits Unavailable...............................................53
5.3.     Increased Credit Extension Costs, etc..............................54
5.4.     Funding Losses.....................................................54
5.5.     Increased Capital Costs............................................55
5.6.     Discretion of Lenders as to Manner of Funding......................55
5.7.     Taxes..............................................................55
5.8.     Payments...........................................................57
5.8.1.   Pro-Rata Credit Extensions.........................................57
5.8.2.   Non-Rata Obligations...............................................58
5.9.     Sharing of Payments................................................59
5.10.    Right of Set-off...................................................60
5.11.    Judgments, Currencies, etc.........................................61
5.12.    Replacement of Lenders.............................................61
5.13.    Change of Lending Office...........................................61

				  ARTICLE VI

		    CONDITIONS TO MAKING CREDIT EXTENSIONS
		      AND ACCESSION OF ACCEDING BORROWERS

6.1.     Initial Credit Extension...........................................62
6.1.1.   Resolutions, etc...................................................62
6.1.2.   Effective Date Certificate.........................................62
6.1.3.   Delivery of Notes..................................................63
6.1.4.   Guaranties, etc....................................................63
6.1.5.   Financial Information, etc.........................................63
6.1.6.   Compliance Certificate.............................................63
6.1.7.   Payment of Outstanding Indebtedness................................63
6.1.8.   Consents, etc......................................................63
6.1.9.   Closing Fees, Expenses, etc........................................64
6.1.10.  Opinions of Counsel................................................64
6.1.11.  Investment Prospectus..............................................64
6.1.12.  Senior Executive Officer's Certificate.............................64
6.1.13.  Satisfactory Legal Form............................................65
6.2.     All Credit Extensions..............................................65
6.2.1.   Compliance with Warranties, No Default, etc........................65
6.2.2.   Credit Extension Request...........................................66
6.2.3.   Non-Rata Revolving Loans...........................................66
6.2.4.   Non-Rata Letters of Credit.........................................66
6.2.5.   Bid Rate Loans.....................................................67
6.3.     Acceding Borrowers.................................................67
6.3.1.   Resolutions, etc...................................................67
6.3.2.   Delivery of Accession Request and Acknowledgment and Notes.........67
6.3.3.   Guaranties, etc....................................................68
6.3.4.   Compliance Certificate.............................................68
6.3.5.   Consents, etc......................................................68
6.3.6.   Opinions of Counsel................................................68
6.4.     Waiver of Notice under Existing Industries Credit Agreement........68
6.5.     Waiver of Notice under Existing Micro Credit Agreement.............68

				  ARTICLE VII

			REPRESENTATIONS AND WARRANTIES

7.1.     Organization, etc..................................................69
7.2.     Due Authorization, Non-Contravention, etc..........................69
7.3.     No Default.........................................................69
7.4.     Government Approval, Regulation, etc...............................70
7.5.     Validity, etc......................................................70
7.6.     Financial Information..............................................70
7.7.     No Material Adverse Effect.........................................70
7.8.     Litigation, Labor Controversies, etc...............................71
7.9.     Subsidiaries.......................................................71
7.10.    Ownership of Properties............................................71
7.11.    Taxes..............................................................71
7.12.    Pension and Welfare Plans..........................................71
7.13.    Environmental Warranties...........................................72
7.14.    Outstanding Indebtedness...........................................72
7.15.    Accuracy of Information............................................72
7.16.    Patents, Trademarks, etc...........................................73
7.17.    Margin Stock.......................................................73

				 ARTICLE VIII

				   COVENANTS

8.1.     Affirmative Covenants..............................................74
8.1.1.   Financial Information, Reports, Notices, etc.......................74
8.1.2.   Compliance with Laws, etc..........................................76
8.1.3.   Maintenance of Properties..........................................76
8.1.4.   Insurance..........................................................77
8.1.5.   Books and Records..................................................77
8.1.6.   Environmental Covenant.............................................77
8.1.7.   Use of Proceeds....................................................78
8.1.8.   Pari Passu.........................................................78
8.1.9.   Guarantee or Suretyship............................................78
8.1.10.  Additional Guaranty................................................78
8.1.11.  Intra-Group Agreement, etc.........................................79
8.2.     Negative Covenants.................................................79
8.2.1.   Restriction on Incurrence of Indebtedness..........................79
8.2.2.   Restriction on Incurrence of Liens.................................80
8.2.3.   Financial Condition................................................82
8.2.4.   Dividends..........................................................82
8.2.5.   Consolidation, Merger, Asset Acquisitions, etc.....................82
8.2.6.   Transactions with Affiliates.......................................84
8.2.7.   Limitations on Margin Stock Acquisitions...........................85
8.2.8.   Limitation on Sale of Trade Accounts Receivable....................85
8.2.9.   Sale of Assets.....................................................85
8.2.10.  Limitation on Businesses...........................................87

				  ARTICLE IX

			       EVENTS OF DEFAULT

9.1.     Listing of Events of Default.......................................87
9.1.1.   Non-Payment of Obligations.........................................87
9.1.2.   Breach of Warranty.................................................87
9.1.3.   Non-Performance of Certain Covenants and Obligations...............87
9.1.4.   Non-Performance of Other Covenants and Obligations.................87
9.1.5.   Default on Indebtedness............................................87
9.1.6.   Judgments..........................................................88
9.1.7.   Pension Plans......................................................88
9.1.8.   Ownership; Board of Directors......................................88
9.1.9.   Bankruptcy, Insolvency, etc........................................89
9.1.10.  Guaranties.........................................................89
9.2.     Action if Bankruptcy...............................................90
9.3.     Action if Other Event of Default...................................90
9.4.     Action by Terminating Lender.......................................90
9.5.     Cash Collateral....................................................90

				   ARTICLE X

			 THE ADMINISTRATIVE AGENT AND
			      DOCUMENTATION AGENT

10.1.    Authorization and Actions..........................................91
10.2.    Funding Reliance, etc..............................................91
10.3.    Exculpation........................................................92
10.4.    Successor..........................................................92
10.5.    Credit Extensions by NationsBank and Scotiabank....................93
10.6.    Credit Decisions...................................................93
10.7.    Copies, etc........................................................93
10.8.    Reporting of Non-Rata Credit Extensions............................93

				  ARTICLE XI

			   MISCELLANEOUS PROVISIONS

11.1.    Waivers, Amendments, etc...........................................94
11.2.    Notices............................................................95
11.3.    Payment of Costs and Expenses......................................95
11.4.    Indemnification....................................................96
11.5.    Survival...........................................................97
11.6.    Severability.......................................................97
11.7.    Headings...........................................................97
11.8.    Execution in Counterparts, Effectiveness; Entire Agreement.........97
11.9.    Governing Law; Submission to Jurisdiction..........................97
11.10.   Successors and Assigns.............................................98
11.11.   Assignments and Transfers of Interests.............................99
11.11.1. Assignments........................................................99
11.11.2. Participations....................................................100
11.12.   Other Transactions................................................101
11.13.   Further Assurances................................................101
11.14.   Waiver of Jury Trial..............................................101
11.15.   Confidentiality...................................................101
11.16.   Release of Subsidiary Guarantors and Supplemental Borrowers.......102
11.17.   Collateral........................................................103

Schedule I  -     Disclosure Schedule
	    -     Item 7.8
	    -     Item 7.9
	    -     Item 7.11
	    -     Item 7.12
	    -     Item 7.14
	    -     Item 8.2.1(a)(ii)
	    -     Item 8.2.2(a)
	    -     Annex A
Schedule II -     Lending Offices

Exhibit A-1 -     Form of Revolving Note
Exhibit A-2 -     Form of Bid Rate Note
Exhibit A-3 -     Form of Non-Rata Revolving Note
Exhibit B   -     Form of Borrowing Request
Exhibit C   -     Form of Issuance Request
Exhibit D   -     Form of Continuation/Conversion Notice
Exhibit E   -     Form of Compliance Certificate
Exhibit F   -     Form of Effective Date Certificate
Exhibit G-1 -     Form of Coordination Center Guaranty
Exhibit G-2 -     Form of Intra-Group Agreement
Exhibit H   -     Form of Micro Guaranty
Exhibit I-1 -     Form of Micro Canada Guaranty (Coordination Center/Micro
		      Singapore)
Exhibit I-2 -     Form of Micro Canada Guaranty (Micro)
Exhibit I-3 -     Form of Micro Singapore Guaranty
Exhibit J   -     Form of Additional Guaranty
Exhibit K   -     Form of Lender Assignment Agreement
Exhibit L   -     Form of Quarterly Report
Exhibit M   -     Form of Opinion of the General Counsel of Micro
Exhibit N   -     Form of Opinion of Davis Polk & Wardwell, Special counsel to
		      Micro
Exhibit O   -     Form of Opinion of Special Belgian counsel to Coordination
		      Center
Exhibit P   -     Form of Opinion of Special Canadian counsel to Micro Canada
Exhibit Q   -     Form of Opinion of Special Singapore counsel to Micro
		      Singapore
Exhibit R   -     Form of Opinion of counsel to the Agents
Exhibit S   -     Form of Commitment Extension Request
Exhibit T   -     Form of Accession Request and Acknowledgment


			       CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of October __, 1996, among INGRAM MICRO INC., a Delaware corporation ("Micro"), INGRAM EUROPEAN COORDINATION CENTER N.V., a company organized and existing under the laws of The Kingdom of Belgium ("Coordination Center"), INGRAM MICRO SINGAPORE PTE LTD., a corporation organized and existing under the laws of Singapore ("Micro Singapore"), INGRAM MICRO INC., a corporation organized and existing under the laws of Ontario, Canada ("Micro Canada", and, collectively with Coordination Center and Micro Singapore, the "Supplemental Borrowers"), the financial institutions parties hereto (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Loan as permitted by Section 5.6, collectively, the "Lenders"), NATIONSBANK OF TEXAS, N.A. ("NationsBank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA ("Scotiabank"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent" and, collectively with the Administrative Agent, the "Agents"), and THE CHASE MANHATTAN BANK, DG BANK, NEW YORK BRANCH, THE FIRST NATIONAL BANK OF CHICAGO, THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY, and ROYAL BANK OF CANADA, as co-agents (collectively in such capacity, the "Co-Agents").

      WHEREAS, Micro and its Subsidiaries (such capitalized term and all other capitalized terms used herein having the meanings provided in Section 1.1) are engaged primarily in the business of the wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling, distribution and service activities; and

      WHEREAS, Micro wishes to obtain:

	    (a) for itself Commitments from all the Lenders for Pro-Rata Credit Extensions to be made prior to the Commitment Termination Date in an aggregate amount in Dollars not to exceed the Total Credit Commitment Amount at any one time outstanding, such Credit Extensions being available on a committed basis as

		  (i)   Pro-Rata Revolving Loans, and

		  (ii) Pro-Rata Letters of Credit in an aggregate amount at any time issued and outstanding not to exceed $250,000,000;

	    (b) for itself and each other Borrower a protocol whereby each such Borrower may, prior to the Commitment Termination Date and to the extent the aggregate Commitments shall be unused and available from time to time, request that any Lender make Non-Rata Revolving Loans and issue Non-Rata Letters of Credit in any Available Currency, subject to a limit on all Outstanding Credit Extensions consisting of Non-Rata Credit Extensions of $750,000,000 in the aggregate; and

	    (c) for itself and each other Borrower a protocol whereby each such Borrower may, prior to the Commitment Termination Date and to the extent the aggregate Commitments shall be unused and available from time to time, request that the Lenders make Bid Rate Loans, subject to a limit on all Outstanding Credit Extensions consisting of Non-Rata Credit Extensions of $750,000,000 in the aggregate; and

      WHEREAS, each Borrower is willing to guarantee all Obligations of each other Borrower on a joint and several basis; and

      WHEREAS, the Lenders are willing, pursuant to and in accordance with the terms of this Agreement:

	    (a) to extend severally Commitments to make, from time to time prior to the Commitment Termination Date, Pro-Rata Credit Extensions in an aggregate amount at any time outstanding not to exceed the excess of the Total Credit Commitment Amount over the then Outstanding Credit Extensions;

	    (b) to consider from time to time prior to the Commitment Termination Date, in each Lender's sole and absolute discretion and without commitment, making Non-Rata Revolving Loans and issuing Non-Rata Letters of Credit in an aggregate principal amount not to exceed the excess of the Total Credit Commitment Amount over the then Outstanding Credit Extensions, subject to a limit on all Outstanding Credit Extensions consisting of Non-Rata Credit Extensions of $750,000,000 in the aggregate; and

	    (c) to consider quoting bids to make from time to time prior to the Commitment Termination Date, in each Lender's sole and absolute discretion and without commitment, Bid Rate Loans in an aggregate principal amount not to exceed the excess of the Total Credit Commitment Amount over the then Outstanding Credit Extensions, subject to a limit on all Outstanding Credit Extensions consisting of Non-Rata Credit Extensions of $750,000,000 in the aggregate; and

      WHEREAS, the proceeds of the initial Credit Extensions will be used either (a) through repayment of intercompany advances to refinance all amounts outstanding under the Existing Industries Credit Agreement, and to repay other Indebtedness required to be repaid and to make other payments required to be made, in each case in connection with the consummation of the transactions referred to in Section 6.1.12, or (b) to refinance all amounts outstanding under the Existing Micro Credit Agreement, as the case may be, and the proceeds of all subsequent Credit Extensions will be used for general corporate purposes (including, working capital, Acquisitions (so long as such Borrower has complied with Section 8.1.7), and liquidity support for commercial paper borrowings) of each Borrower and its Subsidiaries;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

				   ARTICLE I

		       DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not in bold type) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Absolute Interest Rate" is defined in Section 3.5.3.

      "Absolute Interest Rate Auction" means a solicitation of Quotes setting forth Absolute Interest Rates pursuant to Section 3.5.3.

      "Absolute Interest Rate Loans" means Bid Rate Loans, the interest rate on which is determined on the basis of Absolute Interest Rates pursuant to an Absolute Interest Rate Auction.

      "Acceding Borrower" is defined in Section 6.3.

      "Accession Request and Acknowledgment" means a request for accession duly completed and executed by an Authorized Person of the applicable Acceding Borrower and acknowledged by an Authorized Person of each Guarantor, substantially in the form of Exhibit T hereto.

      "Acquisition" shall mean any transaction, or any series of related transactions, by which Micro and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a more than 50% ownership interest in any such Person.

      "Additional Guarantor" means each other Subsidiary of Micro as shall from time to time become a Guarantor in accordance with Section 8.1.10.

      "Additional Guaranty" is defined in Section 8.1.10. and means a guaranty, in the form of Exhibit J attached hereto, duly executed and delivered by an Authorized Person of each Additional Guarantor, as amended, supplemented, restated or otherwise modified from time to time.

      "Additional Permitted Liens" means, as of any date, Liens securing Indebtedness and not described in clauses (a) through (l) of Section 8.2.2, but only to the extent that the sum (without duplication) of (a) the Amount of Additional Liens on such date plus (b) the Total Indebtedness of Subsidiaries (other than any Subsidiary that is a Guarantor) on such date does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth on such date.

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

	    (a) to vote, in the case of any Lender Party, ten percent (10%) or more or, in the case of any other Person, thirty-five percent (35%) or more, of the securities (on a fully diluted basis) having ordinary voting power, for the election of directors or managing general partners; or

	    (b) in the case of any Lender Party or any other Person, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Affiliate Transaction" is defined in Section 8.2.6.

      "Agents" is defined in the preamble.

      "Agreement" means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

      "Amount of Additional Liens" means, at any date, the aggregate principal amount of Indebtedness secured by Additional Permitted Liens on such date.

      "Applicable Margin" means, for any LIBO Rate Loan or Pro-Rata Letter of Credit (i) for any day during the period from and including the Effective Date, through and including the date the Administrative Agent shall receive the reports and financial statements of Micro and its Consolidated Subsidiaries required to be delivered pursuant to Section 8.1.1(a) hereof (together with the Compliance Certificate required to be delivered contemporaneously therewith pursuant to Section 8.1.1(d) hereof) for the Fiscal Year ending on the Saturday nearest December 31, 1996, .250 of 1% per annum and (ii) for any day subsequent to the date the Administrative Agent shall receive the reports, financial statements and Compliance Certificate described in the preceding clause (i), the corresponding rate per annum set forth in the table below, determined by reference to: (a) the lower of the two highest ratings from time to time assigned to Micro's long-term senior unsecured debt by S&P, Moody's and Fitch and either published or otherwise evidenced in writing by the applicable rating agency and made available to the Administrative Agent (including both "express" and "indicative" or "implied" (or equivalent) ratings) or (b) the ratio (calculated pursuant to clause (c) of Section 8.2.3) of Consolidated Funded Debt to Consolidated EBITDA for the Fiscal Period most recently ended prior to such day, for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1.1(a) or (b), whichever results in the lower Applicable Margin:

Micro's Long-Term Senior
Unsecured Debt Ratings                   Ratio of Consolidated                     LIBO Rate
 by S&P, Moody's and                        Funded Debt to                         Loan Applicable
 Fitch, respectively                     Consolidated EBITDA                       Margin
_________________________                _____________________                     _______________


A-, A3 or A- (or higher)      Less than 1.5                                         .160%
BBB+, Baa1 or BBB+            Greater than or equal to 1.5, but less than 2.0.      .215%
BBB, Baa2 or BBB              Greater than or equal to 2.0, but less than 2.5.      .250%
BBB-, Baa3 or BBB-            Greater than or equal to 2.5, but less than 3.0.      .275%
BB+, Ba1 or BB+               Greater than or equal to 3.0, but less than 3.25.     .400%
Lower than BB+, Ba1 or BB+    Greater than or equal to 3.25.                        .625%

Any change in the Applicable Margin pursuant to clause (ii)(a) above, will be effective as of the day subsequent to the date on which S&P, Moody's or Fitch, as the case may be, releases the applicable change in its rating of Micro's long-term senior unsecured debt.

      "Authorized Person" means those officers or employees of each Obligor whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 6.1.1.

      "Available Credit Commitment" means, relative to any Lender at any time, the excess of such Lender's Percentage multiplied by the then Total Credit Commitment Amount over such Lender's then Outstanding Credit Extensions (it being understood that no reduction shall be made for any Non-Rata Credit Extension).

      "Available Currency" means for the purposes of any Non-Rata Revolving Loans and Non-Rata Letters of Credit, Dollars, Canadian Dollars, Singapore Dollars, Hong Kong Dollars, Swiss Francs, Belgian Francs, French Francs, Guilders, Sterling, Marks, Lira, Mexican Pesos, Pesetas, Yen, Krona, Danish Krone, Norwegian Krone, Schillings, Ringgit, Won, European Currency Units and other mutually agreed currencies.

      "Belgian Francs" means the lawful currency of The Kingdom of Belgium.

      "Bid Rate Borrowing" has the meaning set forth in Section 3.5.2.

      "Bid Rate Loan" means a loan made to a Borrower under Section 3.5.

      "Bid Rate Note" means a promissory note of a Borrower payable to a Lender, in the Form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from Bid Rate Loans, and also means all other promissory notes accepted from time to time in substitution therefor or as a renewal thereof.

      "Board Representation Agreement" means the Board Representation Agreement delivered to the Administrative Agent pursuant to Section 6.1.1(c), among Micro and the "Family Stockholders" (as defined therein) listed on the signature pages thereof, as in effect on the date so delivered without giving effect to any amendment, waiver, supplement or modification thereafter, except for any such amendment, waiver, supplement or modification that does not materially alter the terms thereof (excluding from such exception however, any such amendment, waiver, supplement or modification that in any way expands the scope of or materially affects the definition of "Family Stockholders" set forth therein).

      "Borrowers" means, collectively, Micro and the Supplemental Borrowers party to this Agreement from time to time, together with their respective successors and assigns.

      "Borrower's Account" means such account maintained by a Borrower for purposes of Section 3.5.5, as such Borrower may notify the Lenders from time to time.

      "Borrowing" means the Pro-Rata Revolving Loans of the same Type and, in the case of any LIBO Rate Loan, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Request" means a loan request and certificate for Pro-Rata Revolving Loans duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit B hereto.

      "Business Day" means:

	    (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City or Dallas, Texas;

	    (b) relative to the making of any payment in respect of any Credit Extension denominated in an Available Currency other than Dollars, any day on which dealings in such Available Currency are carried on in the relevant local money market;

	    (c) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause
      (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market; and

	    (d) with respect to any payment, notice or other event relating to any Non-Rata Credit Extension, any day on which banks are open for business in the location of the lending office of the Lender making such Non-Rata Credit Extension available.

      "Canadian Dollars" means lawful currency of Canada.

      "Capitalized Lease Liabilities" of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

      "Co-Agents" is defined in the preamble.

      "Code" means the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any rules and regulations promulgated thereunder.

      "Commitment" means, relative to each Lender, its obligation under clause (a) of Section 2.1 to make Pro-Rata Revolving Loans and under clause
(b) of Section 2.1 to participate in Pro-
Rata Letters of Credit and drawings thereunder.

      "Commitment Extension Request" means a request for the extension of the Commitment Termination Date duly executed by an Authorized Person of Micro, substantially in the form of Exhibit S attached hereto.

      "Commitment Termination Date" means the fifth anniversary of the date hereof, or the earlier date of termination in whole of the Commitments pursuant to Section 2.3, 9.2 or 9.3.

      "Compliance Certificate" means a report duly completed, with substantially the same information as set forth in Exhibit E attached hereto, as such Exhibit E may be amended, supplemented, restated or otherwise modified from time to time.

      "consolidated", "consolidating" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements of Micro referred to in Section 7.6.

      "Consolidated Assets" means, at any date, the total assets of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

      "Consolidated Current Assets" means, at any date, all amounts which would be included as current assets on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

      "Consolidated Current Liabilities" means, at any date, all amounts which would be included as current liabilities on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP, excluding any such current liabilities constituting Current Maturities of Funded Debt at such date.

      "Consolidated Current Ratio" means, at any date, the ratio of:

	    (a)   Consolidated Current Assets as at such date, to

	    (b)   Consolidated Current Liabilities as at such date.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income adjusted by adding thereto the amount of Consolidated Interest Charges that were deducted in arriving at Consolidated Net Income for such period and all amortization of intangibles, taxes, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Net Income for such period.

      "Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of Micro and its Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Micro and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Subsidiaries in accordance with GAAP.

      "Consolidated Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Micro and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Subsidiaries in accordance with GAAP):

	    (a) aggregate net interest expense in respect of Indebtedness of Micro and its Subsidiaries (including imputed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period, and

	    (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, and

	    (c) all attributable interest and fees in lieu of interest associated with any securitizations by Micro or any of its Subsidiaries.

      "Consolidated Liabilities" means, at any date, the sum of all obligations of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the consolidated net income of Micro and its Consolidated Subsidiaries as reflected on a statement of income of Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

      "Consolidated Retained Receivables" means, at any date, the face amount (calculated in Dollars but net of any amount allocated to the relevant Trade Account Receivable with respect to any reserve or similar allowance for doubtful payment) of all Trade Accounts Receivable of Micro and its Consolidated Subsidiaries outstanding as at such date (including, in the case of any receivables that have been sold, assigned or otherwise transferred to a trust, the amount of such receivables net of any amount of Consolidated Transferred Receivables determined with respect thereto, it being agreed for the avoidance of doubt that Consolidated Retained Receivables shall not include any Consolidated Transferred Receivables).

      "Consolidated Stockholders' Equity" means, at any date:

	    (a)   Consolidated Assets as at such date, less

	    (b)   Consolidated Liabilities as at such date.

      "Consolidated Subsidiary" means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by Micro from time to time in accordance with Section 8.1.1.

      "Consolidated Tangible Net Worth" means, at any date:

	    (a) Consolidated Stockholders' Equity as at such date plus the accumulated after-tax amount of non-cash charges and adjustments to income and Consolidated Stockholders' Equity attributable to employee stock options and stock purchases through such date, less

	    (b) goodwill and other Intangible Assets of Micro and its Consolidated Subsidiaries.

      "Consolidated Transferred Receivables" means, at any date, the face amount (calculated in Dollars but net of any amount allocated by Micro or any of its Consolidated Subsidiaries to the relevant Trade Account Receivable with respect to any reserve or similar allowance for doubtful payment) of all Trade Accounts Receivable originally payable to the account of Micro or any of its Consolidated Subsidiaries, which have not been discharged at such date and in respect of which Micro's or any such Consolidated Subsidiary's rights and interests, have, on or prior to such date, been sold, assigned or otherwise transferred, in whole or in part, to any Person other than Micro or any of its Consolidated Subsidiaries (either directly or by way of such Person holding an undivided interest in a specified amount of Trade Accounts Receivable sold, assigned or otherwise transferred to a trust).

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise) to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person, if the primary purpose or intent thereof by the Person incurring the Contingent Liability is to provide assurance to the obligee of such obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate for Pro-Rata Revolving Loans duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit D attached hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Micro, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Coordination Center" is defined in the preamble.

      "Coordination Center Guaranty" means a guaranty, in the form of Exhibit G-1 attached hereto, duly executed and delivered by an Authorized Person of Coordination Center, as amended, supplemented, restated or otherwise modified from time to time.

      "Credit Commitment Amount" means, relative to any Lender at any time, such Lender's Percentage multiplied by the then Total Credit Commitment Amount as in effect at such time.

      "Credit Extension" means, as the context may require,

	    (a)   any Pro-Rata Credit Extension; or

	    (b)   the making of a Non-Rata Credit Extension by the relevant
      Lender.

      "Credit Extension Request" means, as the context may require, a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request.

      "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

      "Danish Krone" means the lawful currency of Denmark.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disbursement Date" is defined in Section 3.2.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as the same may be amended, supplemented or otherwise modified from time to time by Micro with the consent of the Administrative Agent and the Required Lenders.

      "Documentation Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor
Documentation Agent pursuant to Section 10.4.

      "Dollar" and the sign "$" each mean the lawful currency of the United States.

      "Dollar Amount" means, at any date:

	    (a) with respect to an amount denominated in Dollars, such amount as at such date; and

	    (b) with respect to an amount denominated in any other Available Currency, the amount of Dollars into which such Available Currency is convertible into Dollars, as at such date and on the terms herein provided.

      "Effective Date" is defined in Section 11.8.

      "Effective Date Certificate" means a certificate duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit F hereto.

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (iv) any Lender; or (v) solely during the occurrence and continuance of a Default, a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing and otherwise investing in commercial loans in the ordinary course of its business; provided, however, that (A) any Person described in clause
(i), (ii) or (iii) above shall also (x) have outstanding unsecured indebtedness that is rated A- or better by S&P, A3 or better by Moody's or A- or better by Fitch (or an equivalent rating by another nationally recognized credit rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses), (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency) and (z) be reasonably acceptable to the Administrative Agent and, so long as no Default shall have occurred and be continuing, Micro, (B) any Person described in clause (v) above shall (x) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency) and (y) be reasonably acceptable to the Administrative Agent and Micro and (C) any Person described in clause (ii),
(iii) or (v) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes.

      "Entertainment" means Ingram Entertainment Inc., a Tennessee corporation.

      "Environmental Laws" means any and all applicable statutes, laws, ordinances, codes, rules, regulations and binding and enforceable guidelines (including consent decrees and administrative orders binding on any Obligor or any of their respective Subsidiaries), in each case as now or hereafter in effect, relating to human health and safety, or the regulation or protection of the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes issued (presently or in the future) by any Federal, state, or local authority in the United States or any foreign jurisdiction in which any Obligor or any of their respective Subsidiaries is conducting its business.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules and regulations promulgated thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the F.R.S. Board, as in effect from time to time.

      "European Currency Units" means the composite currency unit designated as such by the European Community.

      "Event of Default" is defined in Section 9.1.

      "Excess Amount" is defined in clause (d) of Section 5.9.

      "Existing Industries Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 5, 1995, among the Borrowers (other than Micro Singapore), Industries, Entertainment, Ingram Ohio Barge Co., Ingram Micro Singapore Inc., the various financial institutions parties thereto, and the co-agents, lead managers and European agent named therein, as amended.

      "Existing Micro Credit Agreement" means that certain Credit Agreement, among the Borrowers, the various financial institutions parties thereto, and the co-agents, lead managers and European agent named therein, which may replace (with respect to the Borrowers) the Existing Industries Credit Agreement on or prior to the Effective Date.

      "FASB" means the Financial Accounting Standards Board.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

	    (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

	    (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

In the case of a day which is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the next preceding Business Day. For purposes of this Agreement, any change in the Reference Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate.

      "Fee Letter" means that certain confidential letter, dated as of the date hereof, among Scotiabank and NationsBank and Micro, relating to certain fees to be paid in connection with this Agreement.

      "Fiscal Period" means a fiscal period of Micro or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three (3) consecutive periods of four (4) weeks and five (5) weeks (or, on occasion, six (6) weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

      "Fiscal Year" means, with respect to any Person, the fiscal year of such Person. The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of Micro, which currently ends on the Saturday nearest December 31.

      "Fitch" means Fitch Investors Service, L.P.

      "French Francs" means the lawful currency of France.

      "F.R.S. Board" is defined in Section 7.17.

      "Funded Debt" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereto to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

      "GAAP" is defined in Section 1.4.

      "Guarantee Letter of Credit Obligations" means any contingent legal obligations of any Person to reimburse any financial institution for draws on letters of credit (including those issued pursuant to this Agreement) issued for the account of such Person to support or ensure payment or performance of Indebtedness or obligations of some other Person provided no such draws have been made and such obligation to reimburse is not then due and payable; it being understood that no obligation with respect to any letter of credit (including those issued pursuant to this Agreement) may be treated as both a Reimbursement Obligation and a Guarantee Letter of Credit Obligation.

      "Guaranties" means, collectively,

	    (a)   the Micro Guaranty;

	    (b)   the Coordination Center Guaranty;

	    (c)   the Micro Canada Guaranty (Micro);

	    (d)   the Micro Canada Guaranty (Coordination Center/Micro
Singapore);

	    (e)   the Micro Singapore Guaranty; and

	    (f)   each Additional Guaranty.

      "Guarantors" means, collectively, the Borrowers and each Additional Guarantor.

      "Guilders" means the lawful currency of the Kingdom of the Netherlands.

      "Hazardous Material" means:

	    (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance that is presently or hereafter becomes defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants", or terms of similar import within the meaning of any Environmental Law; or

	    (b) any other chemical or other material or substance, exposure to which is presently or hereafter prohibited, limited or regulated under any Environmental Law.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause, paragraph or provision of this Agreement or such other Loan Document.

      "Hong Kong Dollars" means the lawful currency of Hong Kong.

      "Impermissible Qualifications" means, relative to the opinion of certification of any independent public accountant engaged by Micro as to any financial statement of Micro and its Consolidated Subsidiaries, any qualification or exception to such opinion or certification:

	    (a)   which is of a "going concern" or similar nature;

	    (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

	    (c)   which relates to the  treatment or classification of any
      item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Micro to be in default of any of its obligations under
      Section 8.2.3 or 8.2.8.

      "including" and "include" mean including without limiting the generality of any description preceding such term.

      "Indebtedness" of any Person means and includes the sum of the following (without duplication):

	    (a) all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent;

	    (b) all obligations of such Person pursuant to revolving credit agreements or similar arrangements to the extent then outstanding;

	    (c) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable arising in the ordinary course of business, (ii) other accounts payable arising in the ordinary course of business in respect of such obligations the payment of which has been deferred for a period of 270 days or less,
      (iii) other accounts payable arising in the ordinary course of business none of which shall be, individually, in excess of $200,000 and (iv) leases of personal property not required to be capitalized under FASB Statement 13;

	    (d) all obligations of such Person as lessee under Capitalized Lease Liabilities;

	    (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property excluding any such sales or exchanges for a period of less than 45 days;

	    (f) all obligations with respect to letters of credit (other than trade letters of credit) and bankers' acceptances issued for the account of such Person;

	    (g) all Indebtedness of others secured by a Lien of any kind on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of any Indebtedness attributed to any Person pursuant to this clause (g) shall be limited, in each case, to the lesser of (i) the fair market value of the assets of such Person subject to such Lien and (ii) the amount of the other Person's Indebtedness secured by such Lien; and

	    (h) all guarantees, endorsements and other Contingent Liabilities of or in respect of, or obligations to purchase or otherwise acquire, the Indebtedness of another Person;

provided, however, that it is understood and agreed that the following are not "Indebtedness":

		  (i) obligations to pay the deferred purchase price for the acquisition of any business (whether by way of merger, sale of stock or assets or otherwise) to the extent that such obligations are contingent upon attaining performance criteria such as earnings and such criteria shall not have been achieved;

		  (ii) obligations to repurchase securities (A) issued to employees pursuant to any Plan or other contract or arrangement relating to employment upon the termination of their employment or other events, or (B) that may arise out of the transactions contemplated by the Transition Agreements;

		  (iii) obligations to match contributions of employees under
	    any Plan; and

		  (iv) guarantees of any Obligor or any of their respective Subsidiaries that are guarantees of performance, reclamation or similar bonds or, in lieu of such bonds, letters of credit used for such purposes issued in the ordinary course of business for the benefit of any Subsidiary of Micro, which would not be included on the consolidated financial statements of any Obligor.

      "Indemnified Liabilities" is defined in Section 11.4.

      "Indemnified Parties" is defined in Section 11.4.

      "Industries" means Ingram Industries Inc., a Tennessee corporation.

      "Ineligible Currency" means, with respect to any Non-Rata Revolving Loan denominated in an Available Currency (other than Dollars), a determination by the relevant Lender that the currency in which such Loan is denominated has ceased to be (a) freely convertible into Dollars or (b) a currency for which there is an active foreign exchange and deposit market in New York City.

      "Intangible Assets" means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

      "Interest Period" means, for any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made, continued or converted and ending on (but excluding) the last day of the period selected by Micro pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months from (and including) the date of such LIBO Rate Loan, ending on (but excluding) the day which numerically corresponds to such date (or, if such month has no numerically corresponding day, on the last Business Day of such month), as Micro may select in its relevant notice pursuant to Section 3.1 or 4.2.3; provided, however, that

	    (a) Micro shall not be permitted to select Interest Periods for LIBO Rate Loans to be in effect at any one time which have expiration dates occurring on more than 20 different dates;

	    (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

	    (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to a LIBO Rate Loan, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

	    (d) no Interest Period for any LIBO Rate Loan may end, with respect to each Lender making a part of such Loan, later than the Commitment Termination Date.

      "Intra-Group Agreement" means the Intra-Group Agreement, in the form of Exhibit G-2 hereto, duly executed and delivered by Authorized Persons of each Borrower that is a Guarantor, as amended, supplemented, restated or otherwise modified from time to time.

      "Investment" means an increase since January 1, 1996 in Consolidated Tangible Net Worth by at least $220,000,000 from (i) an initial public offering by Micro; (ii) other equity offerings or issuances of capital stock;
(iii) the exercise of stock options on Micro stock held by present or former employees of Micro, Industries or Entertainment (or any of their respective Subsidiaries); (iv) an irrevocable contribution of cash to the capital of Micro; or (v) a combination of the events described in clauses (i) through
(iv) above.

      "Investment Prospectus" is defined in Section 6.1.11.

      "Issuance Request" means an issuance request for Pro-Rata Letters of Credit duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit C hereto.

      "Issuer" means either NationsBank or Scotiabank, in its capacity as issuer of the Pro-Rata Letters of Credit, or any Lender in its capacity as issuer of a Non-Rata Letter of Credit. At the request of the Agents, another Lender or an Affiliate of NationsBank or Scotiabank may issue one or more Pro-Rata Letters of Credit hereunder.

      "Krona" means the lawful currency of Sweden.

      "Lenders" is defined in the preamble.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit K attached hereto.

      "Lender Party" means any of the Lenders, Agents, Co-Agents or Issuers.

      "Lending Office" means, relative to any LIBO Rate Loan of a Lender, the LIBOR Office of such Lender designated as such below its signature hereto or in a Lender Assignment Agreement or by notice to the Administrative Agent and Micro from time to time and relative to any Non-Rata Credit Extension, the office that such Lender shall designate.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $250,000,000, as such amount may be reduced from time to time pursuant to Section 2.3.

      "Letter of Credit Outstandings" means, on any date, the sum (without duplication) of the Dollar Amounts of

	    (a) the then aggregate amount which is undrawn and available under all Pro-Rata Letters of Credit issued and outstanding (assuming that all conditions for drawing have been satisfied);

      plus

	    (b) the then aggregate amount of all unpaid and outstanding Pro-Rata Reimbursement Obligations.

      "Letters of Credit" shall mean, collectively, all Pro-Rata Letters of Credit issued and outstanding and Non-Rata Letters of Credit issued and outstanding.

      "LIBO Auction" means a solicitation of Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 3.5.3.

      "LIBO Margin" is defined in Section 3.5.3.

      "LIBO Market Loan" means a Bid Rate Loan the interest rate on which is determined on the basis of a LIBO Rate pursuant to a LIBO Auction.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1% per annum) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the London interbank market at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Pro-Rata Revolving Loan bearing interest, at all times during the Interest Period applicable thereto, at a fixed rate of interest determined by reference to the LIBO Rate.

      "LIBOR Reserve Percentage" means, for any Lender, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including Eurocurrency Liabilities having a term approximately equal or comparable to such Interest Period.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against, valid claim on or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) the lien or retained security title of a conditional vendor, and (b) under any agreement for the sale of Trade Accounts Receivable, the interest of the purchaser (or any assignee of such purchaser which has financed the relevant purchase) in a percentage of receivables of the seller not so sold, held by the purchaser (or such assignee) as a reserve for (i) interest rate protection in the event of a liquidation of the receivables sold, (ii) expenses that would be incurred upon a liquidation of the receivables sold, (iii) losses that might be incurred in the event the amount actually collected from the receivables sold is less than the amount represented in the relevant receivables purchase agreement as collectible, or (iv) any similar purpose (but excluding the interest of a trust in such receivables to the extent that the beneficiary of such trust is Micro or a Subsidiary of Micro).

      "Lira" means the lawful currency of the Republic of Italy.

      "Loan" means a Pro-Rata Revolving Loan or a Non-Rata Revolving Loan or a Bid Rate Loan.

      "Loan Document" means this Agreement, each Note, each Credit Extension Request, each Letter of Credit, the Intra-Group Agreement, each Guaranty, the most recently delivered Compliance Certificate (specifically excluding any other Compliance Certificate previously delivered), any Accession Request and Acknowledgment and any other agreement, document or instrument (excluding any documents delivered solely for the purpose of satisfying disclosure requirements or requests for information) required in connection with this Agreement or the making or maintaining of any Credit Extension and delivered by an Authorized Person.

      "Margin Stock" means "margin stock", as such term is defined and used in Regulation U.

      "Marks" means the lawful currency of the Federal Republic of Germany.

      "Material Adverse Effect" means an event, act, occurrence or other circumstance which results in a material adverse effect on the business, results of operations or financial condition of Micro and its Consolidated Subsidiaries, taken as a whole.


      "Material Asset Acquisition" is defined in Section 8.2.5(b).

      "Material Subsidiary" means: (a) with respect to any Subsidiary of Micro as of the date hereof, a Subsidiary of Micro that (as of any date of determination), (i) on an average over the three (3) most recently preceding Fiscal Years contributed at least five percent (5%) to Consolidated Net Income, or (ii) on an average at the end of the three (3) most recently preceding Fiscal Years owned assets constituting at least five percent (5%) of Consolidated Assets; and (b) with respect to any Subsidiary of Micro organized or acquired subsequent to the date hereof, a Subsidiary of Micro that as of
(i) the date it becomes a Subsidiary of Micro, would have owned (on a pro forma basis if such Subsidiary had been a Subsidiary of Micro at the end of the preceding Fiscal Year) assets constituting at least five percent (5%) of Consolidated Assets at the end of the Fiscal Year immediately prior to the Fiscal Year in which it is organized or acquired, or (ii) any date of determination thereafter, (A) on an average over the three (3) most recently preceding Fiscal Years (or, if less, since the date such Person became a Subsidiary of Micro) contributed at least five percent (5%) to Consolidated Net Income, or (B) on an average at the end of the three (3) (or, if less, such number of Fiscal Year-ends as have occurred since such Person became a Subsidiary of Micro) most recently preceding Fiscal Years owned assets constituting at least five percent (5%) of Consolidated Assets; provided that Ingram Funding Inc., Distribution Funding Corporation and any other special purpose financing vehicle shall not be Material Subsidiaries.

      "Maturity" of any Obligation means the earliest to occur of

	    (a) the date on which such Obligation expressly becomes due and payable pursuant hereto or any other Loan Document or, in the case of any Obligation incurred in respect of any Non-Rata Revolving Loan or Bid Rate Loan, pursuant to the arrangements entered into by the relevant Borrower and the relevant Lender in connection therewith but in no event beyond the then Commitment Termination Date with respect to such Lender,

	    (b) the Stated Maturity Date (in the case of Pro-Rata Revolving Loans) where no such due date is specified, and

	    (c) the date on which such Obligation becomes due and payable pursuant to Section 9.2 or 9.3 or 9.4.

      "Mexican Pesos" means the lawful currency of the United States of Mexico.

      "Micro" is defined in the preamble.

      "Micro Canada" is defined in the preamble.

      "Micro Canada Guaranty (Coordination Center/Micro Singapore)" means a guaranty, in the form of Exhibit I-1 attached hereto, duly executed and delivered by an Authorized Person of Micro Canada, as amended, supplemented, restated or otherwise modified from time to time.

      "Micro Canada Guaranty (Micro)" means a guaranty, in the form of Exhibit I-2 attached hereto, duly executed and delivered by an Authorized Person of Micro Canada, as amended, supplemented, restated or otherwise modified from time to time.

      "Micro Guaranty" means the Guaranty, in the form of Exhibit H attached hereto, duly executed and delivered by an Authorized Person of Micro, as amended, supplemented, restated or otherwise modified from time to time.

      "Micro Singapore" is defined in the preamble.

      "Micro Singapore Guaranty" means the Guaranty, in the form of Exhibit I-3 attached hereto, duly executed and delivered by an Authorized Person of Micro Singapore, as amended, supplemented, restated or otherwise modified from time to time.

      "Moody's" means Moody's Investors Service, Inc.

      "NationsBank" is defined in the preamble.

      "Non-Rata Credit Extension" means, collectively,

	    (a)   the making of a Non-Rata Revolving Loan by any Lender;

	    (b)   the issuance by any Lender of a Non-Rata Letter of Credit;
      and

	    (c)   the making of a Bid Rate Loan by any Lender.

      "Non-Rata Disbursement Date" is defined in Section 3.4.5.

      "Non-Rata Letter of Credit" is defined in Section 3.4.1.

      "Non-Rata Reimbursement Obligations" is defined in Section 3.4.6.

      "Non-Rata Revolving Loans" is defined in Section 3.3.1.

      "Non-Rata Revolving Note" means a promissory note of a Borrower payable to a Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Non-Rata Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Norwegian Krone" means the lawful currency of Norway.

      "Note"   means, as the context may require, a Revolving Note, a Non-Rata
Revolving Note, a Bid Rate Note, or any promissory note of Coordination Center that may be issued from time to time to evidence Non-Rata Revolving Loans made by any Lender to Coordination Center.

      "Obligations" means, individually and collectively: (a) the Loans; (b) all Letter of Credit Outstandings and (c) all other indebtedness, liabilities, obligations, covenants and duties of any Borrower owing to the Agents and/or the Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents including, without limitation, any fees, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

      "Obligors" means, collectively, the Borrowers and Guarantors.

      "Organic Documents" means, relative to any Obligor, any governmental filing or proclamation pursuant to which such Person shall have been created and shall continue in existence (including a charter or certificate or articles of incorporation or organization, and, with respect to Coordination Center, the Royal Decree) and its by-laws (or, if applicable, partnership or operating agreement) and all material shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party that are applicable to the voting of any of its authorized shares of capital stock (or, if applicable, other ownership interests therein).

      "Outstanding Credit Extensions" means, relative to any Lender at any date and without duplication, the sum of the Dollar Amounts of

	    (a) the aggregate principal amount of all outstanding Loans of such Lender at such date,

      plus

	    (b) such Lender's Percentage of the aggregate Stated Amount of all Pro-Rata Letters of Credit which are outstanding and undrawn (or drawn and unreimbursed) at such date,

      plus

	    (c) the aggregate Stated Amount of all Non-Rata Letters of Credit issued by such Lender which are outstanding and undrawn (or drawn and unreimbursed) at such date.

      "Participant" is defined in Section 11.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(3) of ERISA), and to which any Obligor or any corporation, trade or business that is, along with Obligor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor within the meaning of section 4069 of ERISA.

      "Percentage" of any Lender means in the case of (a) each Lender which is a signatory to this Agreement, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage", subject to any modification necessary to give effect to any sale, assignment or transfer made pursuant to Section 11.11.1, or (b) any Transferee Lender, effective upon the occurrence of the relevant purchase by, or assignment to, such Transferee Lender, the portion of the Percentage of the selling, assigning or transferring Lender allocated to such Transferee Lender. With respect to any Lender at any time, "Percentage" shall express the ratio of such Lender's then Available Credit Commitments to the then aggregate Available Credit Commitments of all the Lenders.

      "Person" means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Pesetas" means the lawful currency of Spain.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pro-Rata Credit Extension" means, collectively,

	    (a)   the making of Pro-Rata Revolving Loans by the Lenders; and

	    (b)   the issuance by any Issuer of a Pro-Rata Letter of Credit.

      "Pro-Rata Distribution Event" is defined in clause (c) of Section 5.9.

      "Pro-Rata Letter of Credit" means an irrevocable letter of credit issued pursuant to Section 3.2.

      "Pro-Rata Letter of Credit Commitment" means, with respect to any Issuer of Pro-Rata Letters of Credit, such Issuer's obligations to issue Pro-Rata Letters of Credit pursuant to Section 3.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in Pro-Rata Letters of Credit pursuant to such Section.

      "Pro-Rata Revolving Loans" is defined in clause (a) of Section 2.1.

      "Pro-Rata Reimbursement Obligation" is defined in Section 3.2.3.

      "Quarterly Payment Date" means the last day of March, June, September and December of each calendar year or, if any such day is not a Business Day, the next succeeding Business Day.

      "Quarterly Report" means a report duly completed, substantially in the form of Exhibit L attached hereto (including, in addition to the information expressly described in Exhibit L hereto, information (including calculations in accordance with the provisions of the last sentence of Section 2.1) regarding the values of the Available Currencies (other than the Dollar) of all Outstanding Credit Extensions consisting of Non-Rata Credit Extensions as of the end of the applicable Fiscal Period), as such Exhibit L may be amended, supplemented, restated or otherwise modified from time to time.

      "Quote" means an offer in accordance with Section 3.5.3 by a Lender to make a Bid Rate Loan with one single specified interest rate.

      "Quote Request" has the meaning set forth in Section 3.5.2.

      "Receiving Lender Party" is defined in clause (d) of Section 5.9.

      "Reference Lenders" means Scotiabank, NationsBank, The First National Bank of Chicago and The Chase Manhattan Bank.

      "Reference Rate" means, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum equal to

	    (a) at all times other than the last five Business Days of each calendar quarter, the rate of interest most recently announced or established by NationsBank as its reference rate for Dollar loans; and

	    (b) during the last five Business Days of each calendar quarter, the higher of (i) the rate set forth in the preceding clause (a) and
      (ii) the Federal Funds Rate plus 1/2 of 1%.

The Reference Rate is not necessarily intended to be the lowest rate of interest determined by NationsBank in connection with extensions of credit. Changes in the rate of interest on that portion of any Pro-Rata Revolving Loans maintained as Reference Rate Loans will take effect simultaneously with each change in the Reference Rate. The Administrative Agent will give notice promptly to Micro and the Lenders of changes in the Reference Rate.

      "Reference Rate Loan" means a Pro-Rata Revolving Loan bearing interest at a fluctuating rate of interest determined by reference to the Reference Rate.

      "Regulation U" is defined in Section 7.17.

      "Regulatory Change" means any change after the date hereof in any (or the promulgation after the date hereof of any new):

	    (a) law applicable to any class of banks (of which any Lender Party is a member) issued by (i) any competent authority in any country or jurisdiction, or (ii) any competent international or supra-national authority; or

	    (b) regulation, interpretation, directive or request (whether or not having the force of law) applicable to any class of banks (of which any Lender Party is a member) of any court, central bank or governmental authority or agency charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over any Lender Party.

      "Reimbursement Obligations" shall mean, collectively, all Pro-Rata Reimbursement Obligations and Non-Rata Reimbursement Obligations.

      "Release" means a "release", as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and as in effect from time to time (42 United States Code Section 9601 et seq.), and any rules and regulations promulgated thereunder.

      "Relevant Issuer" is defined in Section 8.2.7.

      "Remaining Lender" is defined in clause (a) of Section 2.2.

      "Replacement Notice" is defined in Section 5.12.

      "Required Currency" is defined in Section 5.8.2.

      "Required Lenders" means, at any time, Lenders having an aggregate Percentage of at least 65%.

      "Revolving Note" means a promissory note of Micro payable to a Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Micro to such Lender resulting from outstanding Pro-Rata Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Ringgit" means the lawful currency of Malaysia.

      "Royal Decree" means the Royal Decree of The Kingdom of Belgium recognizing Coordination Center as a coordination center under Belgian law, as the same may from time to time be amended, supplemented or otherwise modified by any new Royal Decree relating to the recognition of the Coordination Center as a coordination center under Belgium law.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

      "Schillings" means the lawful currency of the Republic of Austria.

      "Scotiabank" is defined in the preamble.

      "Singapore Dollars" means the lawful currency of Singapore.

      "Stated Amount" for any Letter of Credit on any day means the amount which is undrawn and available under such Letter of Credit on such day (after giving effect to any drawings thereon on such day).

      "Stated Expiry Date" is defined in Section 3.2.

      "Stated Maturity Date" means, for each Lender, in the case of any Pro-Rata Revolving Loan, the then-effective Commitment Termination Date.

      "Sterling" means the lawful currency of the United Kingdom of England and Wales.

      "Subject Lender" is defined in Section 5.12.

      "Subsidiary" means, with respect to any Person, any corporation, company, partnership or other entity of which more than fifty percent (50%) of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Supplemental Borrowers" is defined in the preamble, and such term shall include any Acceding Borrowers party to this Agreement from time to time, together with their respective successors and assigns.

      "Swiss Francs" means the lawful currency of Switzerland.

      "Tax Credit" is defined in Section 5.7.

      "Tax Payment" is defined in Section 5.7.

      "Taxes" is defined in Section 5.7.

      "Total Credit Commitment Amount" means, at any time, $1,000,000,000, as such amount may be reduced from time to time pursuant to Section 2.3.

      "Total Indebtedness" means, at any date, the aggregate of all Indebtedness on such date of Micro and its Subsidiaries, without duplication and after eliminating all offsetting debits and credits between Micro and its Subsidiaries and all other items required to be eliminated in accordance with GAAP.

      "Total Indebtedness of Subsidiaries" means, at any date, the aggregate of all Indebtedness on such date of all the Subsidiaries of Micro, without duplication and after eliminating all offsetting debits and credits between each of such Subsidiaries or between such a Subsidiary and Micro and all other items required to be eliminated in accordance with GAAP, excluding (a) all Indebtedness of any Subsidiary of Micro outstanding on the date hereof or incurred pursuant to any commitment or line of credit in its favor in effect on the date hereof, and any renewals or replacements thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit and (b) any Indebtedness of Ingram Funding Inc., Distribution Funding Corporation or any other special purpose financing vehicle incurred in connection with their purchase, directly or indirectly, from Micro or any of Micro's other Subsidiaries, of Trade Accounts Receivable or interests therein.

      "Trade Accounts Receivable" means, with respect to any Person, all rights of such Person to the payment of money arising out of any sale, lease or other disposition of goods or rendition of services by such Person.

      "Transferee Lender" is defined in Section 11.11.1.

      "Transition Agreements" means those agreements and other instruments entered into by Micro, Industries, Entertainment and certain other Persons on or before the date hereof in connection with a series of related transactions through which Micro and Entertainment cease to be Subsidiaries of Industries, in each case as summarized in the annexes attached to the certificate referred to in Section 6.1.12, each as in effect on the date hereof (or, if later, the date the Investment is consummated), without giving effect to any amendment, modification or supplement thereafter except for such amendments, modifications or supplements after the date hereof, which, individually or taken as whole, do not materially alter the terms of such Transition Agreement or adversely affect Micro or any of its Subsidiaries.

      "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Reference Rate Loan or a LIBO Rate Loan.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Voting Stock" means, (a) with respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation, (b) with respect to any partnership, the partnership interests in such partnership the owners of which are entitled to manage the affairs of the partnership or vote in connection with the management of the affairs of the partnership or the designation of another Person as the Person entitled to manage the affairs of the partnership, and
(c) with respect to any limited liability company, the membership interests in such limited liability company the owners of which are entitled to manage the affairs of such limited liability company or entitled to elect managers of such limited liability company (it being understood that, in the case of any partnership or limited liability company, "shares" of Voting Stock shall refer to the partnership interests or membership interests therein, as the case may
be).

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "Withdrawing Lender" is defined in clause (a) of Section 2.2.

      "Won" means the lawful currency of the Republic of Korea.

      "Yen" means the lawful currency of Japan.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Credit Extension Request, each other Loan Document, and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, clause or definition are references to such clause or definition of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, clause or definition to any section are references to such section of such Article, Section, clause or definition.

      SECTION 1.4.  Accounting and Financial Determinations.

	     (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 8.2.3) shall be made, in accordance with those U.S. generally accepted accounting principles ("GAAP") as applied in the preparation of the financial statements of Micro and its Consolidated Subsidiaries delivered pursuant to clause (a) of Section 6.1.5; provided, however, that the financial statements required to be delivered pursuant to clauses (a) and (b) of Section 8.1.1 shall be prepared in accordance with GAAP as in effect from time to time and the quarterly financial statements required to be delivered pursuant to clause (b) of Section
      8.1.1 are not required to contain footnote disclosures required by GAAP and shall be subject to ordinary year-end adjustments.

	     (b) If, after the date hereof, there shall be any change to the Borrower's Fiscal Year, or any modification in GAAP used in the preparation of the financial statements delivered pursuant to clause (a) of Section 6.1.5 (whether such modification is adopted or imposed by FASB, the American Institute of Certified Public Accountants or any other professional body) which changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes, with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the parties hereto have reached a definitive agreement on such amendments, the Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements delivered pursuant to clause (a) of Section 6.1.5.

      SECTION 1.5. Calculations. Unless otherwise expressly stated to the contrary in this Agreement or in any other Loan Document, all calculations made for purposes of this Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall be made to two decimal places.


				   ARTICLE II

			       COMMITMENTS, ETC.

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including ARTICLE VI), each Lender severally agrees that it will, from time to time on any Business Day occurring prior to the Commitment Termination Date,

	     (a) make loans in Dollars ("Pro-Rata Revolving Loans") to Micro equal to such Lender's Percentage of the aggregate amount of the Borrowing to be made on such Business Day, all in accordance with
      Section 3.1; provided, however, that no Lender shall be permitted or required to make any Pro-Rata Revolving Loan if, after giving effect thereto,

		  (i) such Lender's Outstanding Credit Extensions (excluding for this calculation Non-Rata Credit Extensions) would exceed an amount equal to such Lender's Percentage multiplied by the then Total Credit Commitment Amount, or

		 (ii) the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Credit Commitment Amount; and

	     (b) purchase participation interests in Dollars equal to its Percentage in each Pro-Rata Letter of Credit issued upon the application of Micro pursuant to Section 3.2; provided, however, that no Issuer (with respect to Pro-Rata Letters of Credit) shall issue a Pro-Rata Letter of Credit if, after giving effect thereto,

		  (i) the aggregate Letter of Credit Outstandings would exceed the then Letter of Credit Commitment Amount, or

		 (ii) the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Credit Commitment Amount.

All Pro-Rata Revolving Loans and Pro-Rata Letters of Credit (and drawings thereunder) shall be denominated solely in, and repaid in, Dollars. On and subject to the conditions hereof, Micro may from time to time borrow, prepay and reborrow Pro-Rata Revolving Loans and may apply for, extinguish or reimburse drawings made under and re-apply for Pro-Rata Letters of Credit. For purposes of this Section 2.1 and Section 3.3.3, the Dollar Amount on any date of Non-Rata Revolving Loans denominated in an Available Currency (other than Dollars) shall be calculated based upon the spot rate at which Dollars are offered on such day for such Available Currency which appears on Telerate Page 3740 at approximately 11:00 a.m. (London time) (and if such spot rate is not available on Telerate Page 3740 as of such time, such spot rate as quoted by NationsBank, in London at approximately 11:00 a.m. (London time)).

      SECTION 2.2.   Extensions of the Commitment Termination Date.

	     (a) If the Commitment Termination Date has not occurred, Micro may, on any Business Day occurring not earlier than May 1st, nor later than June 30th of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, deliver by registered or certified mail, return receipt requested, or by overnight courier service in the case of domestic deliveries (or the equivalent courier service in the case of deliveries outside of the United States) in which an acknowledgment of receipt of delivery is required from the recipient thereof, to each Lender (with a copy thereof to the Administrative Agent) three counterparts of a Commitment Extension Request appropriately completed. Not later than July 31st of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, each Lender shall, by appropriately completing, executing and delivering to Micro and the Administrative Agent the Commitment Extension Request delivered to it, indicate whether or not it intends to extend its Commitment pursuant to this Section 2.2. Any Lender failing to return its Commitment Extension Request to Micro as provided in the preceding sentence shall be deemed to have declined the extension of its Commitments as contemplated by this Section 2.2. Not later than August 15th of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, the Administrative Agent shall notify all of the Lenders as to the identity of those Lenders that have indicated their intention not to extend their respective Commitments (each a "Withdrawing Lender") and those Lenders that have extended their Commitments (each a "Remaining Lender").

	     (b) In the event that, as of the date the Administrative Agent delivers the notice provided for in the last sentence of paragraph (a) above, (i) neither NationsBank nor Scotiabank shall be a Remaining Lender and (ii) the Remaining Lenders shall hold, in the aggregate, less than 75% of the Commitments, then from such date until a date not later than August 31st of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, each Remaining Lender shall have the right to revoke (by delivering written notice thereof to Micro and the Administrative Agent) its consent to such extension of its Commitment provided pursuant to paragraph (a) of this Section (thereby becoming a Withdrawing Lender hereunder as of the day of such revocation). From and after the date the Administrative Agent delivers the notice provided for in the last sentence of paragraph (a) of this Section until a date not later than September 15th of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, the Remaining Lenders shall have the right to assume the Commitments of any Withdrawing Lenders in proportion to their respective share of the Commitments of such Remaining Lenders. If, as of September 30th of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, the Remaining Lenders hold, in the aggregate, less than 75% of the Commitments (after giving effect to any assumptions of the Commitments of Withdrawing Lenders completed in accordance with the preceding sentence on or prior to such date), the Commitments of all Lenders shall terminate and any Outstanding Credit Extensions will mature and be payable in full on the then-effective Commitment Termination Date.

	     (c) If, as of September 30th of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs, the Remaining Lenders hold, in the aggregate, 75% or more of the Commitments (after giving effect to any assumptions of the Commitments of Withdrawing Lenders completed in accordance with the penultimate sentence of paragraph (b) above on or prior to such date), the Commitments of each Remaining Lender (including any Commitments assumed by any Remaining Lender in accordance with the penultimate sentence of paragraph (b) above) shall be extended for a period of one year (365 days or, if appropriate, 366 days) from the then-effective Commitment Termination Date, subject to the satisfaction of the conditions precedent to extension of the Commitments set forth in paragraph (f) of this Section. In the event the requirements for extension of the Commitments set forth in the preceding sentence shall be satisfied, from and after October 1st of the year immediately preceding the year in which the then-effective Commitment Termination Date occurs until a date not later than 30 days prior to the then-effective Commitment Termination Date, Micro may enter into an agreement with one or more new financial institutions reasonably acceptable to the Agents or with any Remaining Lender to assume the Commitments of the Withdrawing Lenders which have not been assumed in accordance with the penultimate sentence of paragraph (b) above. Any Commitments assumed by Remaining Lenders or new financial institutions in accordance with the preceding sentence shall be extended for a period of one year (365 days or, if appropriate, 366 days) from the then-effective Commitment Termination Date, subject to the satisfaction of the conditions precedent to extension of the Commitments set forth in paragraph (f) of this Section.

	     (d) In the event the Commitments are extended in accordance with this Section, the Outstanding Credit Extensions made by any Withdrawing Lender that are not assumed or purchased pursuant to paragraph (b) or
      (c) of this Section will mature and be payable in full on the then-effective Commitment Termination Date, and the Commitments of each such Withdrawing Lender shall thereupon terminate. On the then-effective Commitment Termination Date, the Total Credit Commitment Amount will be automatically reduced by an amount equal to the product of

		  (i) the sum of the Percentages of all the Withdrawing Lenders that were not assumed or purchased pursuant to paragraph
	    (b) or (c) of this Section, and

		 (ii) the Total Credit Commitment Amount on such Commitment Termination Date immediately prior to such calculation.

      The Percentages of the Remaining Lenders shall be adjusted by the Administrative Agent based upon each such Remaining Lender's pro rata share of the remaining Total Credit Commitment Amount.

	     (e) The decision of each Lender to extend its Commitments or assume or purchase the Commitments of any Withdrawing Lender pursuant to this Section 2.2 shall be exercised by it in its sole and absolute discretion, including without reference to any or all of the stated desires of any other Lender Party or Micro. All assignments made pursuant to this Section 2.2 shall be made in accordance with Section 11.11.1, except that any such assignment may be in any minimum amount or multiple thereof which results from the operation of this Section 2.2 and shall not require the consent of Micro or the Administrative Agent.

	     (f) Any extension of the Commitments in accordance with this Section shall become effective only upon (i) the satisfaction of the requirements for extension set forth herein and (ii) the delivery by Micro to the Administrative Agent and each Lender, on or prior to the then-effective Commitment Termination Date, of (A) executed replacement Notes reflecting, without limitation, any changes in the identity or Percentages of the Lender Parties and the Total Credit Commitment Amount, and (B) copies of such other legal opinions, approvals, instruments or documents as the Administrative Agent or any Remaining Lender may reasonably request. Upon their receipt of the replacement Notes required to be delivered pursuant to clause (A) above, the Remaining Lenders shall mark the relevant predecessor Notes "exchanged" and deliver the same to Micro.

      SECTION 2.3. Reductions of the Commitment Amounts. Micro may, from time to time on any Business Day, voluntarily reduce the Total Credit Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that

	     (a) all such reductions shall require at least three and not more than five Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction thereof shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 (or, if less, in an amount equal to the Total Credit Commitment Amount at such time); and

	     (b) Micro shall not voluntarily reduce the Total Credit Commitment Amount or the Letter of Credit Commitment Amount pursuant to this Section to an amount which, on the date of proposed reduction, is less than the aggregate Outstanding Credit Extensions of all the Lenders.

				   ARTICLE III

			     BORROWING PROCEDURES,
			LETTERS OF CREDIT AND REGISTERS

      SECTION 3.1.  Borrowing Procedure for Pro-Rata Revolving Loans.

	    (a) On any Business Day occurring on or prior to the Commitment Termination Date, Micro may from time to time irrevocably request, by delivering on or prior to 1:00 p.m., Eastern time, on such Business Day a Borrowing Request to the Administrative Agent, (i) in the case of LIBO Rate Loans, not less than three nor more than five Business Days before the date of the proposed Borrowing, or (ii) in the case of Reference Rate Loans, on or before the Business Day of but not more than three Business Days before the date of the proposed Borrowing, that a Borrowing be made in a minimum amount of $25,000,000 and an integral multiple of $1,000,000, or if less, in the unused amount of the Total Credit Commitment Amount. Upon the receipt of each Borrowing
      Request, the Administrative Agent shall give prompt notice thereof to each Lender on the same day such Borrowing Request is received. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 2:30 p.m., Eastern time, on such Business Day, each Lender shall deposit with the Administrative Agent (to an account specified by the Administrative Agent to each Lender from time to time) same day funds in an amount equal to such Lender's Percentage of the requested Borrowing.

	    To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to Micro by wire transfer to the accounts Micro shall have specified in its Borrowing Request. No Lender's obligation to make any Pro-Rata Revolving Loan shall be affected by any other Lender's failure to make any Pro-Rata Revolving Loan.

	    (b) Each Lender's Pro-Rata Revolving Loans shall be evidenced by a single Revolving Note payable to such Lender. Micro hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate entries and endorsements on Schedule I to the Revolving Note payable to such Lender, which entries, if made, shall evidence, inter alia, the date of, the Type of, the advance period (if applicable) of, the Maturity of, the outstanding principal of, interest payable on and any repayments of Pro-Rata Revolving Loans made by such Lender to Micro pursuant hereto. Any such entries indicating the outstanding principal amount of such Lender's Pro-Rata Revolving Loans and interest payable thereon shall be prima facie evidence of the principal amount thereof owing and unpaid and interest payable thereon, but the failure to make any such entry shall not limit or otherwise affect the obligations of Micro hereunder to make payments of principal of or interest on such Pro-Rata Revolving Loans when due.

      SECTION 3.2. Pro-Rata Letter of Credit Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 1:00 p.m., Eastern time, on any Business Day occurring prior to the Commitment Termination Date, Micro may from time to time request that an Issuer (with respect to Pro-Rata Letters of Credit) issue a Pro-Rata Letter of Credit. Each such request shall be made on not less than two Business Days' notice (or such shorter period as may be agreed to by the Administrative Agent), and not less than 30 days prior to the Commitment Termination Date. Upon receipt of an Issuance Request, the Administrative Agent shall promptly on the same day notify the applicable Issuer (if other than NationsBank or Scotiabank) and each Lender thereof. Each Pro-Rata Letter of Credit shall by its terms be denominated in Dollars and be stated to expire (whether originally or after giving effect to any extension) on a date (its "Stated Expiry Date") no later than three days prior to the Commitment Termination Date. Micro and the relevant Issuer may amend or modify any issued Pro-Rata Letter of Credit upon written notice to the Administrative Agent only; provided, however, that any amendment constituting an extension of such Pro-Rata Letter of Credit's Stated Expiry Date shall comply with the provisions of the immediately preceding sentence and may be made only if the Commitment Termination Date has not occurred and any amendment constituting an increase in the Stated Amount of such Pro-Rata Letter of Credit shall be deemed a request for the issuance of a new Pro-Rata Letter of Credit and shall comply with the foregoing provisions of this paragraph.

      Upon satisfaction of the terms and conditions hereunder, the relevant Issuer will issue each Pro-Rata Letter of Credit to be issued by it and will make available to the beneficiary thereof the original of such Pro-Rata Letter of Credit.

      SECTION 3.2.1. Other Lenders' Participation. Automatically, and without further action, upon the issuance of each Pro-Rata Letter of Credit, each Lender (other than the Issuer of such Pro-Rata Letter of Credit) shall be deemed to have irrevocably purchased from the relevant Issuer, to the extent of such Lender's Percentage (and without giving effect to the outstanding Non-Rata Credit Extensions, if any, of any Lender), a participation interest in such Pro-Rata Letter of Credit (including any Pro-Rata Reimbursement Obligation and any other Contingent Liability with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day after receipt of demand for payment from the Issuer, together with accrued interest from the day of such demand) the relevant Issuer for any Pro-Rata Reimbursement Obligation which has not been reimbursed in accordance with Section 3.2.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Pro-Rata Letter of Credit participation fee payable pursuant to clause (a) of Section 4.3.3 with respect to each Pro-Rata Letter of Credit and a ratable portion of any interest payable pursuant to Sections
3.2.2. and 4.2.

      SECTION 3.2.2. Disbursements. Subject to the terms and provisions of each Pro-Rata Letter of Credit and this Agreement, upon presentment under any Pro-Rata Letter of Credit to the Issuer thereof for payment, such Issuer shall make such payment to the beneficiary (or its designee) of such Pro-Rata Letter of Credit on the date designated for such payment (the "Disbursement Date"). Such Issuer will promptly notify Micro and each of the Lenders of the presentment for payment of any such Pro-Rata Letter of Credit, together with notice of the Disbursement Date thereof. Prior to 12:00 noon, Eastern time, on the next Business Day following the Disbursement Date, Micro will reimburse the Administrative Agent, for the account of such Issuer, for all amounts disbursed under such Pro-Rata Letter of Credit, together with all interest accrued thereon since the Disbursement Date. To the extent the Administrative Agent does not receive payment in full, on behalf of the relevant Issuer on the Disbursement Date, Micro's Pro-Rata Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the Reference Rate plus 1/2 of 1% per annum, payable on demand. In the event Micro fails to notify the Administrative Agent and the relevant Issuer prior to 1:00 p.m., Eastern time, on the Disbursement Date that Micro intends to pay the Administrative Agent, for the account of such Issuer, for the amount of such drawing with funds other than proceeds of Pro-Rata Revolving Loans, or the Administrative Agent does not receive such reimbursement payment from Micro prior to 1:00 p.m., Eastern time on the Disbursement Date (or if the relevant Issuer must for any reason return or disgorge such reimbursement), the Administrative Agent shall promptly notify the Lenders, and Micro shall be deemed to have given a timely Borrowing Request as of the Disbursement Date for Pro-Rata Revolving Loans in an aggregate principal amount equal to such Pro-Rata Reimbursement Obligation and the Lenders (including the relevant Issuer) shall, on the terms and subject to the conditions of this Agreement (including, without limitation, Sections 6.1 and 6.2 hereof), make Pro-Rata Revolving Loans in the amount of such Pro-Rata Reimbursement Obligation which shall be Reference Rate Loans as provided in Section 3.1; provided, however, that for the purpose of determining the availability of any unused Total Credit Commitment Amount immediately prior to giving effect to the application of the proceeds of such Pro-Rata Revolving Loans, such Pro-Rata Reimbursement Obligation shall be deemed not to be outstanding at such time. In the event that the conditions precedent to any Pro-Rata Revolving Loans deemed requested by Micro as provided in the preceding sentence shall not be satisfied at the time of such deemed request, the Lenders (including the relevant Issuer) shall make demand loans on such date for the benefit of Micro, ratably, in accordance with their respective Percentages, which loans shall: (a) aggregate in principal amount an amount equal to the applicable Pro-Rata Reimbursement Obligations; (b) be applied solely to the prompt satisfaction of such Pro-Rata Reimbursement Obligations; (c) be payable by Micro upon demand; and (d) accrue interest on the unpaid principal amount thereof from (and including) the date on which such demand loan is made until the date such loan is paid by Micro in full, at a rate per annum equal to the Reference Rate plus 2% per annum.

      SECTION 3.2.3. Reimbursement. The obligation (the "Pro-Rata Reimbursement Obligation") of Micro under Section 3.2.2. to reimburse the relevant Issuer with respect to each disbursement under a Pro-Rata Letter of Credit (including interest thereon), and, upon the failure of Micro to reimburse such Issuer, the obligation of each Lender to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which Micro or such Lender, as the case may be, may have or have had against the relevant Issuer or any Lender, including any defense based upon the failure of any disbursement under a Pro-Rata Letter of Credit to conform to the terms of the applicable Pro-Rata Letter of Credit (if, in the relevant Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Pro-Rata Letter of Credit; provided, however, that nothing herein shall require Micro or such Lender, as the case may be, to reimburse an Issuer for any wrongful disbursement made by such Issuer under a Pro-Rata Letter of Credit as a result of acts or omissions finally determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Issuer.

      SECTION 3.2.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section
9.1.9 or, with notice from the Administrative Agent given at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default, an amount equal to the then aggregate amount of all Letters of Credit (including Non-Rata Letters of Credit) which are undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to Micro, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed) and Micro shall be immediately obligated to pay to the Issuer of each Letter of Credit an amount equal to such amount. Any amounts so payable by Micro pursuant to this Section shall be deposited in cash with the Administrative Agent and held in trust (for the sole benefit of the relevant Issuer and the Lenders) for payment of the Obligations arising in connection with such Letters of Credit. If such Event of Default shall have been cured or waived (and provided no other Default has occurred and is continuing and the Obligations have not been accelerated pursuant to Section 9.2 or 9.3), the Administrative Agent shall promptly return to Micro all amounts deposited by it with the Administrative Agent pursuant to this clause (together with accrued interest thereon at the Federal Funds Rate or such other interest rate based upon a cash equivalent investment (in the form of obligations issued by or guaranteed by the U.S. government, commercial paper of a domestic corporation rated A-1 by S&P or a comparable rating from another nationally recognized rating agency or certificates of deposit of a U.S. or Canadian bank with (x) a credit rating of Aa or better by S&P or a comparable rating from another nationally recognized rating agency and
(y) a combined capital and surplus greater than $250,000,000) which is agreed to between the relevant Issuer and Micro), net of any amount (which may include accrued interest) applied to the payment of any Obligations with respect to the Pro-Rata Letters of Credit.

      SECTION 3.2.5. Nature of Reimbursement Obligations. Micro and, to the extent set forth in Section 3.2.1, each Lender shall assume all risks of the acts, omission or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (with respect to Pro-Rata Letters of Credit and Non-Rata Letters of Credit) or any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

	     (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

	     (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

	     (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; provided, however, if a payment is made pursuant to such Letter of Credit when a beneficiary has failed to comply with the conditions therefor and such failure to comply is manifest on the face of such Letter of Credit or the documents submitted by the beneficiary in connection therewith, Micro shall be required to indemnify the Issuer in connection therewith only if, and to the extent, Micro or any of its Subsidiaries has received the benefit of such payment on such Letter of Credit by one or more of their obligations being satisfied, either in whole or in part;

	     (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; or

	     (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing (but subject to the limitations set forth in clause (c) above), any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) shall be binding upon Micro and, with respect to Pro-Rata Letters of Credit, each Lender, and shall not put such Issuer under any resulting liability to Micro or, with respect to Pro-Rata Letters of Credit, any Lender.

      SECTION 3.3.  Non-Rata Revolving Loan Facility.

      SECTION 3.3.1. Non-Rata Revolving Loans. Any Borrower may from time to time, on any Business Day prior to the Commitment Termination Date, request that any Lender make a Loan (relative to such Lender, a "Non-Rata Revolving Loan") denominated in any Available Currency. The Borrower shall make such request to the applicable office of such Lender set forth on
Schedule II or to such other office as a Lender may notify the Borrowers pursuant to Section 11.2. Such Lender may in its sole and absolute discretion agree to make or not make such Non-Rata Revolving Loan, it being understood and agreed that the Lenders' Commitments only require the making by them of Pro-Rata Revolving Loans and participation in or issuance of Pro-Rata Letters of Credit (subject to the terms and conditions contained herein). Except as otherwise provided herein and subject in each case to the satisfaction of the applicable conditions precedent set forth in Sections 6.1 and 6.2 hereof, each Non-Rata Revolving Loan shall be made on the terms and conditions agreed to between the relevant Borrower and the relevant Lender; provided, however, that the Obligations of Micro with respect to each Pro-Rata Credit Extension shall rank pari passu with the Obligations of each Borrower with respect to each Non-Rata Revolving Loan.

      SECTION 3.3.2. Ineligible Currencies. Notwithstanding any other provision contained in this Agreement, if, at any time prior to the Commitment Termination Date, the relevant Lender of a Non-Rata Revolving Loan determines that the Available Currency in which such Non-Rata Revolving Loan has been made is an Ineligible Currency, then such Lender may (in its sole discretion) at any time notify the relevant Borrower of the same. Promptly after receiving such notice and, in any event, within five Business Days of receiving the same, such Borrower will notify such Lender as to what Available Currency it desires such Non-Rata Revolving Loan to be converted into and promptly thereafter such Lender shall so convert such Loans. If the relevant Borrower fails to select another Available Currency as provided in the preceding sentence, such other Available Currency shall be selected by the relevant Lender. Such conversion shall be effected at the relevant spot rate at which such Ineligible Currency is offered on such day for the selected Available Currency which appears on Telerate Page 3740 at approximately 11:00 a.m. (London time) (and if such spot rate is not available on Telerate Page 3740 as of such time, such spot rate as quoted by NationsBank, in London at approximately 11:00 a.m. (London time)), or, if no such spot rate shall exist, such other rate of exchange as the relevant Lender shall reasonably determine.

      SECTION 3.3.3. Limitations on Making Non-Rata Revolving Loans. Subject to the last sentence of Section 2.1, no Lender shall be permitted to make any Non-Rata Revolving Loan if, after giving effect thereto, either the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Credit Commitment Amount or the aggregate Outstanding Credit Extensions consisting of Non-Rata Credit Extensions would exceed $750,000,000.

      SECTION 3.3.4. Procedure for Making Non-Rata Revolving Loans. Subject to the terms and conditions of this Agreement, including Section 3.3.1, the terms of each Non-Rata Revolving Loan shall be mutually agreed upon between the relevant Borrower and the relevant Lender. If the relevant Borrower and the relevant Lender agree to an interest rate for a Non-Rata Revolving Loan by reference to a fixed rate of interest (such as, for example, the LIBO Rate) to be subsequently determined and such Lender subsequently determines (which determination shall be conclusive and binding on the relevant Borrower and such Lender) on or prior to the scheduled date of making such Non-Rata Revolving Loan and promptly notifies the relevant Borrower that such interest rate is unascertainable or that deposits in the relevant interbank market are not available to such Lender in the relevant Available Currency, then such Lender (except to the extent otherwise agreed between such Lender and the relevant Borrower) shall not be obligated to make such Non-Rata Revolving Loan. In connection with each Lender agreeing to make a Non-Rata Revolving Loan calculated based upon a fixed rate of interest, such Lender shall, in accordance with its customary practices, attempt to determine the relevant interest rate or obtain the relevant deposits in the relevant Available Currency necessary to make such Non-Rata Revolving Loan.

      SECTION 3.3.5.  Maturity of Non-Rata Revolving Loans.  Subject to
Section 3.3.2, each Non-Rata Revolving Loan shall be repaid in the Available Currency in which such Loan was made on the Maturity thereof or on any earlier date agreed upon by the relevant Borrower and the relevant Lender or required by the other terms and conditions of this Agreement. Each Borrower may prepay any Non-Rata Revolving Loan on such terms and conditions as such Borrower and the relevant Lender may agree.

      SECTION 3.3.6. Non-Rata Revolving Loan Records. Subject to Section 3.3.7, each Lender's Non-Rata Revolving Loans shall be evidenced by a loan account maintained by such Lender. Each Borrower hereby irrevocably authorizes the relevant Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence, inter alia, the date of, the Type of, the currency of, the advance period (if applicable) of, the Maturity of, the outstanding principal of, interest payable on and any repayments of Non-Rata Revolving Loans made by such Lender to such Borrower pursuant hereto. Any such account entries indicating the outstanding principal amount of such Lender's Non-Rata Revolving Loans and interest payable thereon shall be prima facie evidence of the principal amount thereof owing and unpaid and interest payable thereon, but the failure to make any such entry shall not limit or otherwise affect the obligations of any Borrower hereunder to make payments of principal of or interest on such Non-Rata Revolving Loans when due.

      SECTION 3.3.7. Quarterly Report. During the period commencing on the date hereof and ending on the Commitment Termination Date, Micro shall submit (together with each set of reports and financial statements of Micro and its Consolidated Subsidiaries delivered pursuant to Section 8.1.1 (a) and (b)) a Quarterly Report to the Administrative Agent in respect of the most recently ended Fiscal Period. In addition, Micro agrees to provide to the Administrative Agent updates with respect to the information provided in the Quarterly Reports at such other times as the Administrative Agent may reasonably request from time to time.

      SECTION 3.4.  Non-Rata Letter of Credit Facility.

      SECTION 3.4.1.  Non-Rata Letters of Credit.   Any Borrower may from
time to time, on any Business Day prior to the Commitment Termination Date, request that any Lender issue a letter of credit (relative to such Lender, a "Non-Rata Letter of Credit") denominated in any Available Currency. Such Lender may in its sole and absolute discretion agree to issue or not issue such Non-Rata Letter of Credit, it being understood and agreed that the Lenders' Commitments only require the making by them of Pro-Rata Revolving Loans and participation in or issuance of Pro-Rata Letters of Credit (subject to the terms and conditions contained herein). Except as otherwise provided herein and subject in each case to the satisfaction of the applicable conditions precedent set forth in Sections 6.1 and 6.2 hereof, each Non-Rata Letter of Credit shall be issued on the terms and conditions agreed to between the relevant Borrower and the relevant Lender; provided, however, that the Obligations of Micro with respect to each Pro-Rata Credit Extension shall rank pari passu with the Obligations of each Borrower with respect to each Non-Rata Letter of Credit.

      SECTION 3.4.2. Ineligible Currencies. Notwithstanding any other provision contained in this Agreement, if, at any time prior to the Commitment Termination Date, the relevant Issuer of a Non-Rata Letter of Credit determines that the Available Currency in which such Non-Rata Letter of Credit has been issued is an Ineligible Currency, then such Issuer may (in its sole discretion) at any time notify the relevant Borrower of the same. Such Borrower shall use reasonable efforts to cause the beneficiary of such Non-Rata Letter of Credit to accept a substitution for such Non-Rata Letter of Credit with another Non-Rata Letter of Credit in an Available Currency acceptable to such Borrower and such Issuer.

      SECTION 3.4.3. Limitations on Issuing Non-Rata Letters of Credit. Subject to the last sentence of Section 2.1, no Lender shall be permitted to issue any Non-Rata Letters of Credit if, after giving effect thereto, either the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Credit Commitment Amount or the aggregate Outstanding Credit Extensions consisting of Non-Rata Credit Extensions would exceed $750,000,000.

      SECTION 3.4.4. Procedures for Issuing Non-Rata Letters of Credit. Subject to the terms and conditions of this Agreement, including Section 3.4.1, the terms of each Non-Rata Letter of Credit shall be mutually agreed upon between the relevant Borrower and the relevant Issuer.

      SECTION 3.4.5. Disbursements. Subject to the terms and provisions of each Non-Rata Letter of Credit and this Agreement, upon presentment of any Non-Rata Letter of Credit to the relevant Issuer thereof for payment, such Issuer shall make such payment to the beneficiary (or its designee) of such Non-Rata Letter of Credit on the date designated for such payment (the "Non-Rata Disbursement Date"). Such Issuer will promptly notify the relevant Borrower of the presentment for payment of any such Non-Rata
Letter of Credit, together with notice of the Non-Rata Disbursement Date thereof. Prior to 12:00 noon, Eastern time, on the next Business Day following the Non-Rata Disbursement Date, the relevant Borrower will reimburse such Issuer for all amounts disbursed under such Non-Rata Letter of Credit, together with all interest, if any, that such Borrower shall have agreed to pay that shall have accrued thereon since the Non-Rata Disbursement Date.

      SECTION 3.4.6. Reimbursement. The obligation (the "Non-Rata Reimbursement Obligation") of the relevant Borrower under Section 3.4.5. to reimburse an Issuer with respect to each disbursement under a Non-Rata Letter of Credit (including interest thereon) issued by such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower or any other Borrower may have or have had against such Issuer, including any defense based upon the failure of any disbursement under a Non-Rata Letter of Credit to conform to the terms of the applicable Non-Rata Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Non-Rata Letter of Credit; provided, however, that nothing herein shall require such Borrower to reimburse the applicable Issuer for any wrongful disbursement made by such Issuer under a Non-Rata Letter of Credit as a result of acts or omissions finally determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Issuer. Subject to Section 3.4.2, each Non-Rata Letter of Credit shall be reimbursed in the Available Currency in which such Non-Rata Letter of Credit was issued.

      SECTION 3.5.  Bid Rate Facility.

      SECTION 3.5.1. Bid Rate Loans. Any Borrower may, on the terms and conditions of this Agreement, request the Lenders to make offers to make Bid Rate Loans to such Borrower. The Lenders may, but shall have no obligation to, make such offers and the relevant Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3.5. Except as otherwise provided herein and subject in each case to the satisfaction of the applicable conditions precedent set forth in Sections 6.1 and 6.2 hereof, each Bid Rate Loan shall be made on the terms and conditions agreed to between the relevant Borrower and the relevant Lender; provided, however, that the Obligations of Micro with respect to each Pro-Rata Credit Extension shall rank pari passu with the Obligations of each Borrower with respect to each Bid Rate Loan.

      SECTION 3.5.2. Quote Request. When a Borrower wishes to request offers to make Bid Rate Loans, it shall give each of the Lenders (excluding any Lender that has previously notified the Borrowers that it will not participate in any LIBO Auctions or Absolute Interest Rate Auctions) notice by telephone or telecopy (a "Quote Request") so as to be received at the applicable office of each such Lender set forth on Schedule II or to such other office as a Lender may notify the Borrowers pursuant to Section 11.2 no later than (a) 3:00 p.m., Eastern time, on the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBO Auction or
(b) 11:00 a.m., Eastern time, on the date of borrowing proposed therein, in the case of an Absolute Interest Rate Auction. The relevant Borrower may request offers to make Bid Rate Loans for up to five different Interest Periods in a single notice; provided, however, that the request for each separate Interest Period shall be deemed to be a separate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Borrowing shall be at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof).

      SECTION 3.5.3. Submission of Quotes. Each Lender may submit one or more Quotes, each containing an offer to make a Bid Rate Loan in response to any Quote Request; provided, however, that, if the relevant Borrower's request under Section 3.5.2 specified more than one Interest Period, such Lender may make a single submission containing one or more Quotes for each such Interest Period. Each Quote must be submitted to the relevant Borrower not later than (a) 11:00 a.m., Eastern time, on the third Business Day immediately prior to the proposed date of borrowing, in the case of a LIBO Auction or (b) 12:00 noon, Eastern time, on the proposed date of borrowing, in the case of an Absolute Interest Rate Auction. Subject to Sections 5.1 through 5.5 and 6.2 and Article IX, any Quote so made shall be irrevocable. Each Quote shall specify: (i) the proposed date of borrowing and the Interest Period therefor; (ii) the principal amount of the Bid Rate Loan for which each such offer is being made, which principal amount shall be at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof); provided, however, that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Quotes may not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested; (iii) in the case of a LIBO Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Bid Rate Loan, ex pressed as a percentage (rounded upwards, if necessary, to the nearest 1/100th of 1%) to be added to or subtracted from the applicable LIBO Rate; (iv) in the case of an Absolute Interest Rate Auction, the rate of interest per annum offered for each such Bid Rate Loan (the "Absolute Interest Rate"); and (v) the identity of the quoting Lender. No Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those of the Quote Request and, in particular, no Quote may be conditioned upon acceptance by the relevant Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Quote is being made.

      SECTION 3.5.4. Acceptance of Quotes. Not later than (a) 11:00 a.m., Eastern time, on the second Business Day immediately prior to the proposed date of borrowing, in the case of a LIBO Auction or (b) 2:00 p.m., Eastern time, on the proposed date of borrowing, in the case of an Absolute Interest Rate Auction, the relevant Borrower shall notify each Lender by telephone or telecopy of such Borrower's acceptance or nonacceptance of the Quotes submitted to such Borrower by such Lender. The failure of the relevant Borrower to give such notice by such time shall constitute nonacceptance of any such Quote. Such Borrower may accept any Quote in whole or in part (provided that any Quote accepted in part shall be at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, however, that: (i) subject to the limitations set forth in clause (ii), (iii) or (iv) of this proviso, if two or more Lenders submit Quotes for any Interest Period at identical pricing and the relevant Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in clause (ii), (iii) or (iv) of this proviso, cannot) accept the aggregate principal amount of the Bid Rate Loans offered by such Lenders, such Borrower shall accept Bid Rate Loans from all of such Lenders in amounts allocated among them pro rata according to the respective principal amounts of the respective Bid Rate Loans originally offered by such Lenders (or as nearly pro rata as shall be practicable in light of the limitations set forth in clauses (ii), (iii) and (iv) of this proviso), (ii) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Quote Request; (iii) the aggregate principal amount of each Bid Rate Borrowing shall be at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 3.5.8 to be violated; and (iv) the relevant Borrower may not accept any offer that fails to comply with Section 3.5.3 or otherwise fails to comply with the requirements of this Agreement.

      SECTION 3.5.5. Bid Rate Loan. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 3:00 p.m., Eastern time, on the date specified for the making of such Loan and subject to the other terms and conditions of this Agreement, make the amount of such Bid Rate Loan available to the relevant Borrower at such Borrower's Account in immediately available funds.

      SECTION 3.5.6. Maturity of Bid Rate Loans. Each Bid Rate Loan shall be repaid on the Maturity thereof or on any earlier date agreed upon by the relevant Borrower and the relevant Lender or required by the other terms and conditions of this Agreement. The relevant Borrower may prepay any Bid Rate Loan on such terms and conditions as such Borrower and the relevant Lender may agree.

      SECTION 3.5.7. Bid Rate Loan Records. Each Lender's Bid Rate Loans, if any, shall be evidenced by a loan account maintained by such Lender. Each Borrower hereby irrevocably authorizes the relevant Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence, inter alia, the date of, the Type of, the currency of, the advance period (if applicable) of, the Maturity of, the outstanding principal of, interest payable on and any repayments of Bid Rate Loans made by such Lender to such Borrower pursuant hereto. Any such account entries indicating the outstanding principal amount of such Lender's Bid Rate Loans and interest payable thereon shall be prima facie evidence of the principal amount thereof owing and unpaid and interest payable thereon, but the failure to make any such entry shall not limit or otherwise affect the obligations of any Borrower hereunder to make payments of principal of or interest on such Bid Rate Loans when due.

      SECTION 3.5.8 Limitations on Making Bid Rate Loans. Subject to the last sentence of Section 2.1, no Lender shall be permitted to make any Bid Rate Loan if, after giving effect thereto, either the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Credit Commitment Amount or the aggregate Outstanding Credit Extensions consisting of Non-Rata Credit Extensions would exceed $750,000,000.


				   ARTICLE  IV

		     PRINCIPAL, INTEREST AND FEE PAYMENTS

      SECTION 4.1. Repayments and Prepayments of Pro-Rata Revolving Loans. Micro shall repay in full the unpaid principal amount of each Pro-Rata Revolving Loan outstanding to it at the Maturity thereof. Prior thereto,
Micro:

	     (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Pro-Rata Revolving Loan; provided, however, that:

		    (i) any such prepayment of any Pro-Rata Revolving Loan
	    shall be allocated to each Lender pro rata according to such Lender's Percentage (calculated on the date such Pro-Rata Revolving Loans were made) of the Pro-Rata Revolving Loans so prepaid (and, for the avoidance of doubt, no such prepayment shall be allocated to any Lender which did not participate in the making of the Pro-Rata Revolving Loans to be prepaid);

		   (ii) no such prepayment of any Pro-Rata Revolving Loan that
	    is a LIBO Rate Loan may be made on any day other than the last day of the Interest Period then applicable to such LIBO Rate Loan unless all the losses or expenses incurred by the Lenders in connection therewith pursuant to Section 5.4 are paid in full contemporaneously with such prepayments;

		  (iii) all such voluntary prepayments shall require prior
	    notice to the Administrative Agent of (x) at least three but no more than five Business Days in the case of LIBO Rate Loans and
	    (y) not more than three Business Days but no later than the date of such voluntary prepayment in the case of Reference Rate Loans; and

		   (iv) all such voluntary prepayments shall, if other than a
	    prepayment in whole, be in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000;

	     (b) shall determine if the aggregate Outstanding Credit Extensions of all the Lenders exceed the Total Credit Commitment Amount
      (i) at the end of each Fiscal Period and (ii) on the date of each request for a Credit Extension (excluding any request submitted in respect of any continuation or conversion of any Borrowing previously made hereunder), and promptly thereafter (and in any event (A) in respect of any determination made pursuant to clause (i) above, no later than the next date on which Micro shall be required to submit a Quarterly Report in accordance with Section 3.3.7 or (B) in respect of any determination made pursuant to clause (ii) above, prior to the proposed date of such requested Credit Extension), Micro shall make a mandatory prepayment of the outstanding principal amount of such Loans as Micro may select in an amount equal to such excess, such prepayment to be allocated to the Lenders in such manner as Micro may elect (provided; that a prepayment of a Pro-Rata Revolving Loan shall be allocated to the Lenders in the manner set forth in clause (a)(i) above); and

	     (c) shall, on each date when any reduction or termination in the Total Credit Commitment Amount shall become effective, including pursuant to Section 2.3, make a mandatory prepayment of all Pro-Rata Revolving Loans equal to the excess, if any, of the then aggregate Outstanding Credit Extensions of all the Lenders over the Total Credit Commitment Amount as so reduced, such prepayment to be allocated to the Lenders in the manner set forth in clause (a)(i).

      SECTION 4.2. Interest Provisions. Each Pro-Rata Revolving Loan shall bear interest from and including the day when made until (but not including) the day such Pro-Rata Revolving Loan shall be paid in full, and such interest shall accrue and be payable in accordance with this Section 4.2.

      SECTION 4.2.1.  Rates.

	     (a) Pro-Rata Revolving Loans. Subject to Section 4.2.2 and pursuant to an appropriately completed and delivered Borrowing Request or Continuation/Conversion Notice, Micro may elect that Pro-Rata Revolving Loans comprising a Borrowing accrue interest at the following rates per annum:

		    (i) Reference Rate Loans.  On that portion of such
	    Borrowing maintained from time to time as a Reference Rate Loan, equal to the Reference Rate from time to time in effect.

		   (ii) LIBO Rate Loans.  On that portion of such Borrowing
	    maintained from time to time as a LIBO Rate Loan, during each Interest Period applicable thereto, the sum of the LIBO Rate for such Interest Period plus the Applicable Margin.

	     (b) Non-Rata Revolving Loans. Pursuant to the terms agreed to between the relevant Borrower and the relevant Lender, each Borrower shall pay interest on the aggregate principal amount of any Non-Rata Revolving Loan outstanding to any Lender from time to time prior to and at Maturity at a rate agreed between each such Borrower and such Lender pursuant to Section 3.3 in connection with the making of such Non-Rata Revolving Loan. Such interest rate shall include any compensation for reserves or similar costs incurred in connection with such Non-Rata Revolving Loan.

      SECTION 4.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether at Maturity, upon acceleration or otherwise), or after any other monetary Obligation of Micro or any other Borrower shall have become due and payable, Micro or each such other Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Reference Rate plus 2%.

      SECTION 4.2.3. Continuation and Conversion Elections. Micro may from time to time by delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., Eastern time, on a Business Day, irrevocably elect, in the case of LIBO Rate Loans, on not less than three nor more than five Business Days' notice, and in the case of Reference Rate Loans, on such Business Day, that all, or any portion in an aggregate minimum amount of $25,000,000 and an integral multiple of $1,000,000 of the Loans, be, in the case of Reference Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Reference Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan, at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, each such LIBO Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan); provided, however, that (1) each such conversion or continuation shall be pro rated among the applicable outstanding Pro-Rata Revolving Loans of all Lenders, and (2) no portion of the outstanding principal amount of any Pro-Rata Revolving Loans may be continued as, or be converted into, a LIBO Rate Loan with an Interest Period longer than one month while any Default has occurred and is continuing.

      SECTION 4.2.4.  Payment Dates.

	     (a) Pro-Rata Revolving Loans. Interest accrued on each Pro-Rata Revolving Loan shall be payable, without duplication:

		    (i) on the Stated Maturity Date therefor;

		   (ii) on the date of any payment or prepayment, in whole or
	    in part, of principal outstanding on such Pro-Rata Revolving Loan (but only on the principal amount so paid or prepaid);

		  (iii) with respect to each Reference Rate Loan, on each
	    Quarterly Payment Date;

		   (iv) with respect to each Reference Rate Loan that is
	    converted into a LIBO Rate Loan on a day when interest would not otherwise have been payable pursuant to clause (iii), on the date of such conversion;

		    (v) with respect to each LIBO Rate Loan, on the last day
	    of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of the date of the commencement of such Interest Period); and

		   (vi) on that portion of any Loans the Stated Maturity Date
	    of which is accelerated pursuant to Section 9.2 or 9.3, immediately upon such acceleration.

      Interest accrued on Pro-Rata Revolving Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such Pro-Rata Revolving Loans or other Obligations are due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

	     (b) Non-Rata Revolving Loans. Subject to Section 3.3.2, each Borrower shall pay interest on the aggregate principal amount of any Non-Rata Revolving Loan outstanding in the Available Currency in which such Loan was made to the relevant Lender from time to time prior to and at Maturity on such dates agreed between such Borrower and such Lender pursuant to Section 3.3 in connection with the making of such Non-Rata Revolving Loan.

	     (c) Bid Rate Loans. Each Borrower shall pay interest on the aggregate principal amount of any Bid Rate Loan outstanding to the relevant Lender from time to time prior to and at Maturity on such dates agreed between such Borrower and such Lender pursuant to Section 3.5 in connection with the making of such Bid Rate Loan.

      SECTION 4.2.5. Interest Rate Determination. The Administrative Agent and the Reference Lenders shall, in accordance with each of their customary practices, attempt to determine the relevant interest rates applicable to each LIBO Rate Loan requested to be made pursuant to each Borrowing Request duly completed and delivered by Micro and each LIBO Market Loan from time to time in accordance with the terms hereof, and each Reference Lender agrees to furnish the Administrative Agent timely information for the purpose of determining the LIBO Rate. If any Reference Lender fails to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the other Reference Lenders.

      SECTION 4.2.6. Additional Interest on LIBO Rate Loans. For so long as the cost to a Lender of making or maintaining its LIBO Rate Loans is increased as a result of any imposition or modification of any reserve required to be maintained by such Lender against Eurocurrency Liabilities (or any other category of liabilities which includes deposits by reference to which the interest rate on LIBO Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), then such Lender may require Micro to pay, contemporaneously with each payment of interest on the LIBO Rate Loans, additional interest on the related LIBO Rate Loan of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the LIBOR Reserve Percentage over (ii) the applicable LIBO Rate. Any Lender wishing to require payment of such additional interest shall so notify
Micro and the Administrative Agent (which notice shall set forth the amount (as determined by such Lender) to which such Lender is then entitled under this Section 4.2.6 (which amount shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it and which determination shall be conclusive and binding for all purposes, absent demonstrable error) and shall be accompanied by such information as to the computation set forth therein as Micro may reasonably request), in which case such additional interest on the LIBO
Rate Loans of such Lender shall be payable on the last day of each Interest Period thereafter (commencing with the Interest Period beginning at least three Business Days after the giving of such notice) to such Lender at the place indicated in such notice. Each Lender that receives any payment in respect of increased costs pursuant to this Section shall promptly notify Micro of any change with respect to such costs which affects the amount of additional interest payable pursuant to this Section in respect thereof.

      SECTION 4.3. Fees. Micro (and, in the case of Section 4.3.3(d), each relevant Borrower) agrees to pay the fees set forth in this Section 4.3.
All such fees shall be non-refundable and shall be paid to each such Lender or the relevant Issuer at its office specified for such purpose on the signature pages hereof.

      SECTION 4.3.1. Administration and Documentation Fees. Micro agrees to pay directly to the Administrative Agent and the Documentation Agent, for their own accounts, an annual administration and documentation fee, respectively, in the amounts and on the dates set forth in the Fee Letter.

      SECTION 4.3.2. Facility Fees. Micro agrees to pay directly to each Lender (including any portion thereof when the Lenders may not extend any Credit Extensions by reason of the inability of Micro to satisfy any condition of Section 6.1 or 6.2): (a) for each day during the period commencing on the date hereof and continuing through and including the date the Administrative Agent shall receive the reports and financial statements of Micro and its Consolidated Subsidiaries required to be delivered pursuant to Section 8.1.1(a) hereof (together with the Compliance Certificate required to be delivered contemporaneously therewith pursuant to Section 8.1.1(d) hereof) for the Fiscal Year ending on the Saturday nearest December 31, 1996, a fee to each Lender on its Credit Commitment Amount on such day (without taking into account usage) at a rate of .125 of 1% per annum and (b) for each day during the period commencing on the date immediately following the date the Administrative Agent shall receive the reports, financial statements and Compliance Certificate referred to in clause (a) above, until but excluding the Commitment Termination Date, a fee to each Lender on its Credit Commitment Amount on such day (without taking into account usage) at the corresponding rate per annum set forth below, determined by reference to: (i) the lower of the two highest ratings from time to time assigned to Micro's long-term senior unsecured debt by S&P, Moody's and Fitch and either published or otherwise evidenced in writing by the applicable rating agency and made available to the Administrative Agent (including both "express" and "indicative" or "implied" (or equivalent) ratings) or (ii) the ratio (calculated pursuant to clause (c) of Section 8.2.3) of Consolidated Funded Debt to Consolidated EBITDA for the Fiscal Period most recently ended prior to, such day, for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1(a) or (b), whichever results in the lower rate:


  Micro's Long-Term Senior Unsecured
Debt Ratings by S&P, Moody's or Fitch,               Ratio of Consolidated Funded Debt to
	     respectively                                     Consolidated EBITDA                     Facility Fee
______________________________________            _______________________________________________     ____________

A-, A3 or A- (or higher)                          Less than 1.5                                          .090%
BBB+, Baa1 or BBB+                                Greater than or equal to 1.5, but less than 2.0.       .110%
BBB, Baa2 or BBB                                  Greater than or equal to 2.0, but less than 2.5.       .125%
BBB-, Baa3 or BBB-                                Greater than or equal to 2.5, but less than 3.0.       .150%
BB+, Ba1 or BB+                                   Greater than or equal to 3.0, but less than 3.25.      .200%
Lower than BB+, Ba1 or BB+                        Greater than or equal to 3.25.                         .250%

Such fee shall be calculated by Micro as at each Quarterly Payment Date, commencing on the first Quarterly Payment Date to occur after the date hereof, and on the Commitment Termination Date and shall be payable by Micro in arrears on each Quarterly Payment Date and on the Commitment Termination Date. Each Lender agrees to promptly notify the Administrative Agent of the failure of Micro to pay any fee as provided in this Section.

      SECTION 4.3.3.  Letter of Credit Fees.

	     (a) Micro agrees to pay directly to each Lender (including the relevant Issuer) a Pro-Rata Letter of Credit participation fee equal to each Lender's Percentage of the average daily Stated Amount of each Pro-Rata Letter of Credit during the applicable period multiplied by the Applicable Margin then in effect for any LIBO Rate Loan. Such participation fee shall accrue from the date of issuance of any Pro-Rata Letter of Credit until the date such Pro-Rata Letter of Credit is drawn in full or terminated, and shall be payable in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety.

	     (b) Micro agrees to pay directly to the Issuer of each Pro-Rata Letter of Credit a Pro-Rata Letter of Credit issuance fee of .125 of 1% per annum of the average daily Stated Amount of such Pro-Rata Letter of Credit during the applicable period, such fee to be payable to the relevant Issuer in quarterly installments in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety. Micro agrees to reimburse each Issuer, on demand, for all usual out-of-pocket costs and expenses incurred in connection with the issuance or maintenance of any Pro-Rata Letter of Credit issued by such Issuer.

	     (c) Each Lender and Issuer agrees to promptly notify the Administrative Agent of the failure of Micro to pay any letter of credit fees pursuant to this Section.

	     (d) Each Borrower agrees to pay directly to the relevant Issuer of each Non-Rata Letter of Credit requested by such Borrower an issuance fee equal to such amount and at such times as such Borrower and the applicable Issuer shall agree in connection with the issuance of such Non-Rata Letter of Credit.

      SECTION 4.4. Rate and Fee Determinations. Interest on each LIBO Rate Loan shall be computed on the basis of a year consisting of 360 days and interest on each Reference Rate Loan and fees shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, in each case paid for the actual number of days elapsed, calculated as to each period from and including the first day thereof to but excluding the last day thereof. All determinations by the Administrative Agent of the rate of interest payable with respect to any Pro-Rata Revolving Loan shall be conclusive and binding in the absence of demonstrable error.

      SECTION 4.5. Obligations in Respect of Non-Rata Credit Extensions. Micro hereby acknowledges and agrees that notwithstanding any provision hereof or of any other Loan Document to the contrary, all Obligations of the Obligors in respect of any Non-Rata Credit Extensions shall be the joint and several liabilities of Micro.


				   ARTICLE V

			  CERTAIN PAYMENT PROVISIONS

      SECTION 5.1.  Illegality; Currency Restrictions.

	     (a) If, as the result of any Regulatory Change, any Lender shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on each Borrower), that it is unlawful for such Lender to make any LIBO Rate Loan, issue any Non-Rata Letter of Credit or continue any LIBO Rate Loan previously made by it hereunder, as the case may be, the obligations of such Lender to make any such LIBO Rate Loan, issue any such Non-Rata Letter of Credit or continue any such LIBO Rate Loan, as the case may be, shall, upon the giving of notice thereof to the Administrative Agent, Micro and any other applicable Borrower, forthwith be suspended and each applicable Borrower shall, if requested by such Lender and if required by such Regulatory Change, on such date as shall be specified in such notice, prepay to such Lender in full all of such LIBO Rate Loans or convert all of such LIBO Rate Loans into a Loan of another Type that is not unlawful, in each case on the last day of the Interest Period applicable thereto (unless otherwise required by applicable law) and without any penalty whatsoever (but subject to Section 5.4); provided, however, such Lender shall make as Reference Rate Loans all Loans that such Lender would otherwise be obligated to make as LIBO Rate Loans and convert into or continue as Reference Rate Loans all Loans that such Lender would otherwise be required to convert into or continue as LIBO Rate Loans, in each case during the period any such suspension is effective. Such suspension shall continue to be effective until such Lender shall notify the Administrative Agent and Micro that the circumstances causing such suspension no longer exist, at which time the obligations of such Lender to make any such LIBO Rate Loan, issue any Non-Rata Letter of Credit or continue any LIBO Rate Loan, as the case may be, shall be reinstated.

	     (b) If any central bank or other governmental authorization in the country of the proposed Available Currency of any proposed Non-Rata Revolving Loan is required to permit the use of such Available Currency by a Lender (through its Lending Office) for such Non-Rata Revolving Loan and such authorization has not been obtained (provided that such Lender has used reasonable endeavors to obtain such authorization) or is not in full force and effect, the obligation of such Lender to provide such Non-Rata Revolving Loans shall be suspended so long as such authorization is required and has not been obtained by such Lender.

      SECTION 5.2.  Deposits Unavailable.

	     (a) If prior to the date on which all or any portion of any LIBO Rate Loan is to be made, maintained or continued the Administrative Agent shall have determined (which determination shall be conclusive and binding), with respect to such LIBO Rate Loan that:

		    (i) Dollar deposits in the relevant amount and for the
	    relevant Interest Period are available to none of the Reference Lenders in the relevant market; or

		   (ii) by reason of circumstances affecting the London
	    interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such LIBO Rate Loan,

      then, upon notice from the Administrative Agent to Micro and the Lenders, the obligations of the Lenders to make or continue any Pro-Rata Revolving Loan as a LIBO Rate Loan under Sections 3.1 and 4.2.3 shall forthwith be suspended until the Administrative Agent shall notify Micro and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that, for so long as any such suspension shall be effective, unless the Borrower shall notify the Administrative Agent prior to 1:00 p.m., Eastern Time, on the date of any proposed Borrowing that was to be comprised of LIBO Rate Loans that it does not wish to obtain such Loans as Reference Rate Loans, any proposed Borrowing that would have been comprised of LIBO Rate Loans but for the terms of this Section shall be made on the date of such proposed Borrowing as Reference Rate Loans.

	     (b) The obligation of any Lender to make a Non-Rata Revolving Loan shall be suspended under the circumstances provided for pursuant to
      Section 3.3.4.

      SECTION 5.3. Increased Credit Extension Costs, etc. Each Borrower agrees to reimburse each Lender upon demand for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, maintaining, participating, issuing or extending (or of its obligation to make, maintain, participate, issue or extend) any Credit Extension to the extent such increased cost or reduced amount is due to a Regulatory Change. Such Lender shall provide to the Administrative Agent and the relevant Borrower a certificate stating, in reasonable detail, the reasons for such increased cost or reduced amount and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the relevant Borrower directly to such Lender upon its receipt of such notice, and such notice shall be rebuttable presumptive evidence of the additional amounts so owing. In determining such amount, such Lender shall act reasonably and in good faith and may use any method of averaging and attribution that it customarily uses for its other borrowers with a similar credit rating as Micro. Such Lender may demand reimbursement for such increased cost or reduced amount only for the 360-day period immediately preceding the date of such written notice, and Micro shall have liability only for such period.

      SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or extend any portion of the principal amount of any Loan) as a result of:

	     (a) any repayment or prepayment of the principal amount of any Loan on a date other than the scheduled last day of the Interest Period or, in the case of any Non-Rata Revolving Loan, other relevant funding period applicable thereto, whether pursuant to Section 4.1 or otherwise;

	     (b) any conversion of a LIBO Rate Loan into a Reference Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto; or

	     (c) any Loan not being made, continued or converted in accordance with the Credit Extension Request therefor in the case of any Pro-Rata Credit Extension Request or the instructions of the relevant Borrower to the relevant Lender in the case of any Non-Rata Credit Extension as a consequence of any action taken, or failed to be taken, by any Obligor, then, upon the written notice of such Lender to the relevant Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount of any such loss or expense that has been so incurred.

      SECTION 5.5. Increased Capital Costs. If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its participation in this Agreement or the making, continuing, participating in or extending of any Credit Extension is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case, upon the relevant Borrower's receipt of written notice thereof from such Lender (with a copy to the Administrative Agent), such Borrower shall pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the additional amounts so owing. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem applicable. Such Lender may demand payment for such additional amounts that have accrued only during the 360-day period immediately preceding the date of such written notice and Micro shall have liability only for such period.

      SECTION 5.6. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lenders shall be entitled to fund and maintain their funding of all or any part of their Loans and other Credit Extensions in any manner they elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to a Pro-Rata Revolving Loan shall be made as if each Lender had actually funded and maintained each Loan through its Lending Office and through the purchase of deposits having a maturity corresponding to the maturity of such Pro-Rata Revolving Loan. Any Lender may, if it so elects, fulfill any commitment or obligation to make or maintain Loans or other Credit Extensions by causing a branch or affiliate to make or maintain such Loans or other Credit Extensions; provided, however, that in such event such Loans or other Credit Extensions shall be deemed for the purposes of this Agreement to have been made by such Lender through its applicable Lending Office, and the obligation of Micro to repay such Loans shall nevertheless be to such Lender at its Lending Office and shall be deemed held by such Lender through its applicable Lending Office, to the extent of such Loan, for the account of such branch or affiliate.

      SECTION 5.7. Taxes. All payments by any Obligor of principal of, and interest and fees on, any Credit Extension and all other amounts payable hereunder or under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority with respect to such payments, but excluding first, franchise taxes and taxes imposed on or measured by any Lender Party's gross or net income, profits or receipts and, second, taxes or other charges of any nature imposed by any taxing authority on any Lender Party which do not result from any Regulatory Change and which are not imposed on any class of bank having the same general characteristics as such Lender Party (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Obligor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Obligor will:

	    (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

	    (b) promptly forward to the relevant Lender Party an official receipt or other documentation satisfactory to such Lender Party evidencing such payment to such authority; and

	    (c) pay directly to the relevant Lender Party for its own account such additional amount or amounts as is or are necessary to ensure that the net amount actually received by such Lender Party will equal the full amount such Lender Party would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder, such Lender Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had not such Taxes been asserted.

      If the relevant Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the relevant Lender Parties entitled thereto the required receipts or other required documentary evidence, such Obligor shall indemnify such Lender Parties for any incremental Taxes, interest or penalties that may become payable by any Lender Party as a result of any such failure.

      Each Lender Party organized under the laws of a jurisdiction outside the United States: (a) either on or prior to (i) the date of its execution and delivery of this Agreement in the case of each such Lender Party listed on the signature pages hereof, or (ii) the date on which it becomes a Lender Party in the case of each such other Lender Party; (b) on or prior to the date of any change in any such Lender Party's Lending Office; and (c) from time to time thereafter if requested in writing by Micro (but only so long as such Lender Party remains lawfully able to do so), shall provide Micro and the Administrative Agent with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender Party from United States withholding tax or, except in the case of the initial such form so delivered hereunder by such Lender Party, reduces the rate of withholding tax on payments of interest for the account of such Lender Party or certifying that the income receivable by such Lender Party pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. For any period with respect to which a Lender Party organized under the laws of a jurisdiction outside the United States has failed to provide Micro and the Administrative Agent with the applicable Internal Revenue Service form required to be so provided in accordance with this Section 5.7 (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender Party shall not be entitled to indemnification under this Section 5.7 with respect to United States withholding tax; provided that if a Lender Party which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to United States withholding tax because of its failure to deliver an Internal Revenue Service form required hereunder, Micro shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such United States withholding tax.

      If any Obligor pays any additional amount under this Section 5.7 (a "Tax Payment") and any Lender Party or Affiliate thereof effectively obtains a refund of tax or credit against tax by reason of the Tax Payment (a "Tax Credit") and such Tax Credit is, in the reasonable judgment of such Lender Party or Affiliate, attributable to the Tax Payment, then such Lender Party, after actual receipt of such Tax Credit or actual receipt of the benefits thereof, shall promptly reimburse such Obligor for such amount as such Lender Party shall reasonably determine to be the proportion of the Tax Credit as will leave such Lender Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required; provided, however, that no Lender Party shall be required to make any such reimbursement if it reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Credit or would adversely affect in any other respect its tax position. Subject to the other terms hereof, any claim by a Lender Party for a Tax Credit shall be made in a manner, order and amount as such Lender Party determines in its sole and absolute discretion. Except to the extent necessary for Micro to evaluate any Tax Credit, no Lender Party shall be obligated to disclose information regarding its tax affairs or computations to any Obligor, it being understood and agreed that in no event shall any Lender Party be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Credit).

      SECTION 5.8. Payments. All payments by an Obligor pursuant to this Agreement or any other Loan Document, whether in respect of principal, interest, fees or otherwise, shall be made as set forth in this Section 5.8.

      SECTION 5.8.1.  Pro-Rata Credit Extensions.

	     (a) All payments (whether in respect of principal, interest or otherwise) pursuant to this Agreement or any other Loan Document with respect to Pro-Rata Credit Extensions or any other amount payable hereunder (other than amounts payable with respect to Non-Rata Revolving Loans, Bid Rate Loans, Non-Rata Reimbursement Obligations, fees payable pursuant to Section 4.3 (which fees shall be paid directly by Micro or the relevant Borrower to the relevant payee), 11.3 or 11.4 and payments made to a Terminating Lender pursuant to Section 9.4), shall be made by Micro to the Administrative Agent for the account of each Lender based upon its Percentage in the case of Pro-Rata Letters of Credit and its Percentage in the case of any Pro-Rata Revolving Loan (such Percentage to be calculated on the date each such Pro-Rata Revolving Loan was made). All such payments required to be made to the Administrative Agent shall be made, without set-off, deduction or counterclaim, not later than 1:00 p.m., Eastern time, on the date when due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to Micro. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall, except as otherwise required pursuant to clause (d) of the definition of Interest Period, be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

	     (b) In the case of any payment made pursuant to the preceding clause (a) by Micro to the Administrative Agent, unless the Administrative Agent shall have received notice from Micro prior to the date on which any such payment is due hereunder that Micro will not make such payment in full, the Administrative Agent may assume that Micro has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If Micro shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to the Lender to the extent that such amount was not paid by Micro to the Administrative Agent together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 5.8.2. Non-Rata Obligations. All payments (whether in respect of principal, interest, fees or otherwise) by any Borrower pursuant to this Agreement or any other Loan Document with respect to the Non-Rata Credit Extensions shall be made by such Borrower, in the currency in which the Obligation was denominated (the "Required Currency") and in same day or immediately available funds, to the relevant Lender or Issuer, as the case may be (for its own account), at an account specified by such Lender or Issuer, as the case may be, from time to time by notice to the relevant Borrower. All such payments on account of Non-Rata Revolving Loans or Non-Rata Reimbursement Obligations shall be made on the date due, without set-off, deduction or counterclaim and at the times agreed to between the relevant Borrower and the relevant Lender or Issuer, as the case may be. Each Lender that has made a Non-Rata Revolving Loan or Bid Rate Loan agrees to give the Administrative Agent prompt notice of any payment or failure to pay when due of any amounts owing with respect to each such Non-Rata Revolving Loan or Bid Rate Loan.
Each Issuer that has issued a Non-Rata Letter of Credit agrees to give the Administrative Agent prompt notice of any payment or failure to pay when due any Non-Rata Reimbursement Obligations or any other amounts owing with respect to such Non-Rata Letter of Credit.

      SECTION 5.9.  Sharing of Payments.

	     (a) Prior to the occurrence of a Pro-Rata Distribution Event, the Administrative Agent shall remit payments made by Micro to it pursuant to Section 5.8.1, and each Lender shall retain for its own account all payments received by it pursuant to Section 5.8.2.

	     (b)  Upon the occurrence and continuation of a Pro-Rata
      Distribution Event,

		  (i) the Lenders shall share all collections and recoveries in respect of the Credit Extensions and Obligations hereunder on a pro rata basis, based on the respective Outstanding Credit Extensions of each Lender, including unpaid principal, interest, indemnities and fees payable with respect thereto; and

		 (ii) Micro, each other Borrower and each other Obligor shall make payment of all amounts owing hereunder (whether in respect of principal, interest, fees or otherwise or on account of any Pro-Rata Credit Extension or Non-Rata Credit Extension) to the Administrative Agent for the account of the Lenders as provided in the preceding clause (i). The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of all payments received by the Administrative Agent for the account of such Lender.

	     (c) For purposes of the foregoing, a "Pro-Rata Distribution Event" shall mean the first to occur of an Event of Default pursuant to
      Section 9.1.1 or 9.1.9 or any Default if, in connection therewith, the Required Lenders shall have notified the Administrative Agent (and, upon receipt of any such notice, the Administrative Agent shall promptly notify Micro and the Lenders of the same) of the occurrence of such Default and shall have instructed the Administrative Agent that payments hereunder shall be allocated as provided in the preceding clause (b).

	     (d) If at any time the proportion which any Lender Party (the "Receiving Lender Party") has received or recovered (whether by set-off or otherwise) in respect of its portion of any sum due from any Borrower hereunder or under any other Loan Document is in excess of (the amount of such excess being herein referred to as the "Excess Amount") the proportion of such sum thereof which the Receiving Lender Party is entitled to receive pursuant to clause (b)(i), then the Receiving Lender Party shall promptly notify the Administrative Agent thereof and:

		  (i) the Receiving Lender Party shall promptly and in any event within ten days of receipt or recovery of the Excess Amount pay to the Administrative Agent an amount equal to the Excess Amount;

		 (ii) the Administrative Agent shall treat such payment as if it were a payment by the relevant Borrower on account of a sum owed to the Receiving Lender Party and shall pay the same to the relevant Lender Parties entitled to share in such payment (including the Receiving Lender Party) as provided in clause
	    (b)(i); and

		(iii) as between the relevant Borrower and the Receiving Lender Party the Excess Amount shall be treated as not having been paid, while as between such Borrower and each Lender Party referred to in the preceding clause (d)(ii), it shall be treated as having been paid by such Borrower to the extent received by such Lender Party;

      provided, however, that where a Receiving Lender Party is subsequently required to repay to any Obligor any amount received or recovered by it and paid to the other Lender Parties pursuant to this clause (d), each relevant Lender Party shall promptly repay to the Administrative Agent for the account of the Receiving Lender Party the portion of such amount distributed to it pursuant to this clause (d), together with interest thereon at a rate sufficient to reimburse the Receiving Lender Party for any interest which it has been required to pay to such Obligor in respect of such portion of such amount.

      SECTION 5.10. Right of Set-off. Upon the occurrence and during the continuance of any Default, after providing notice to Micro with respect thereto (which notice shall not be required during any period when an Event of Default shall have occurred and be continuing), each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding, for the avoidance of doubt, any payment received pursuant to this Agreement by the Administrative Agent in its capacity qua Administrative Agent on behalf of the Lenders) at any time held and other indebtedness at any time due and owing by such Lender Party (in any currency and at any branch or office) to or for the credit or the account of any Obligor against any and all of the Obligations of such Obligor now or hereafter existing under this Agreement or any other Loan Document that are at such time due and owing, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or such other Loan Document (other than any notice expressly required hereby). The rights of each Lender Party under this Section 5.10 are in addition to other rights and remedies (including other rights of set-off) which such Lender Party may have.

      SECTION 5.11. Judgments, Currencies, etc. The obligation of each Obligor to make payment of all Obligations in the Required Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than the Required Currency, except to the extent such tender or recovery shall result in the actual receipt by the recipient at the office required hereunder of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Obligor authorizes the Administrative Agent (or in the case of a Non-Rata Revolving Loan or any other amount required to be paid to any Lender directly, the relevant Lender) on any tender or recovery in a currency other than the Required Currency to purchase in accordance with normal banking procedures the Required Currency with the amount of such other currency so tendered or recovered. The obligation of each Obligor to make payments in the Required Currency shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Required Currency of the amount (if any) by which such actual receipt shall fall short of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or such other Loan Document.

      SECTION 5.12. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.2.6, 5.3, 5.5 or 5.7, or if the obligation of such Lender to make LIBO Rate Loans is suspended pursuant to Section 5.1(a), such Borrower may, so long as no Event of Default shall have occurred and be continuing, replace such Subject Lender with another financial institution pursuant to an assignment in accordance with Section 11.11.1; provided that (i) unless such financial institution is a Lender or an Affiliate of a Lender, such financial institution shall become a Lender only with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.2.6, 5.3, 5.5 and 5.7), owing to such Subject Lender hereunder. Upon the effective date of such assignment, the relevant Borrower shall issue a replacement Note to such designated financial institution and such institution shall become a Lender for all purposes under this Agreement and the other Loan Documents and the relevant Subject Lender shall deliver to Micro all of its Notes, such Notes to be canceled by Micro.

      SECTION 5.13. Change of Lending Office. If Micro or any other Obligor is required to pay additional amounts to or for the account of any Lender Party pursuant to Section 4.2.6, 5.3, 5.5 or 5.7, or if the obligation of any Lender to make or continue LIBO Rate Loans is suspended pursuant to
Section 5.1(a), then such Lender Party will change the jurisdiction of its Lending Office if, in the judgment of such Lender Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue or will avoid such suspension and (ii) is not otherwise disadvantageous to such Lender Party.


				   ARTICLE VI

		    CONDITIONS TO MAKING CREDIT EXTENSIONS
		     AND ACCESSION OF ACCEDING BORROWERS

      SECTION 6.1. Initial Credit Extension. The obligation of each Lender and, if applicable, any Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

      SECTION 6.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the Effective Date and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary or other authorized representative of such Obligor as to:

	     (a) resolutions of its Board of Directors or its Executive Committee, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Guaranty and each other Loan Document to be executed by it;

	     (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Guaranty and each other Loan Document to be executed by it; and

	     (c) the Organic Documents of such Obligor (including, without limitation, with respect to Micro, a copy of the executed Board Representation Agreement),

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of the relevant Obligor canceling or amending such prior certificate. In addition, each Obligor shall have delivered to the Administrative Agent a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of incorporation, each such certificate to be dated a date reasonably near (but prior to) the date of the initial Credit Extension.

      SECTION 6.1.2. Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Effective Date Certificate, dated the Effective Date and duly executed and delivered by the chief executive officer, an Authorized Person or the Treasurer of Micro. All documents and agreements required to be appended to the Effective Date Certificate shall be in form and substance satisfactory to the Lenders.

      SECTION 6.1.3. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, such Lender's Revolving Note, Bid Rate Note and Non-Rata Revolving Note, duly executed and delivered by the Obligor party thereto, as the case may be.

      SECTION 6.1.4. Guaranties, etc. The Administrative Agent shall have received, with counterparts for each Lender, (a) each of the Guaranties in effect as of the Effective Date, dated the date hereof, duly executed and delivered by an Authorized Person of the relevant Guarantor and (b) the Intra-Group Agreement, dated the date hereof and duly executed by each Borrower that is a Guarantor.

      SECTION 6.1.5. Financial Information, etc. The Administrative Agent shall have received true and correct copies for each Lender, of

	     (a) audited consolidated financial statements of Micro and its Consolidated Subsidiaries for its last Fiscal Year, prepared in accordance with GAAP free of any Impermissible Qualifications; and

	     (b) unaudited consolidated financial statements for Micro and its Consolidated Subsidiaries for the first two Fiscal Periods of the 1996 Fiscal Year, prepared in accordance with GAAP.

      SECTION 6.1.6. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate, dated as of the Effective Date.

      SECTION 6.1.7. Payment of Outstanding Indebtedness. The Administrative Agent shall have received evidence satisfactory to it that contemporaneously with the making of the initial Credit Extension (a) all "Obligations" (including those in respect of Indebtedness thereunder and accrued interest with respect thereto) under the Existing Industries Credit Agreement or the Existing Micro Credit Agreement (whichever shall be in effect on the date of the initial Credit Extension, as the case may be) shall be satisfied in full, whether through the application, directly or indirectly, of any portion of the proceeds of such initial Credit Extension or through the application of other moneys, and (b) all "Commitments" under the Existing Industries Credit Agreement or the Existing Micro Credit Agreement (whichever shall be in effect on the date of the initial Credit Extension, as the case may be) shall be terminated.

      SECTION 6.1.8. Consents, etc. The Administrative Agent shall have received evidence satisfactory to it as to the receipt by each Obligor of any necessary consents or waivers under any agreement applicable to such Obligor in order to enable such Obligor to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and, in the case of each Borrower, to obtain Credit Extensions hereunder.

      SECTION 6.1.9. Closing Fees, Expenses, etc. The Administrative Agent and each Lender shall have received payment in full of all fees, costs and expenses due and payable pursuant to Sections 4.3 and 11.3 (to the extent then invoiced).

      SECTION 6.1.10. Opinions of Counsel. The Administrative Agent shall have received opinions of counsel, dated the Effective Date and addressed to the Documentation Agent, the Administrative Agent and all the Lenders, from:

	     (a) James E. Anderson, General Counsel of Micro, covering the matters set forth in Exhibit M hereto;

	     (b) Davis Polk & Wardwell, special counsel to Micro, covering the matters set forth in Exhibit N hereto;

	     (c) Baker & McKenzie, special Belgian counsel to Coordination Center, substantially in the form of Exhibit O hereto;

	     (d) Fogler, Rubinoff, special Canadian counsel to Micro Canada, substantially in the form of Exhibit P hereto;

	     (e) Yeo Wee Kiong and Partners, special Singapore counsel to Micro Singapore, substantially in the form of Exhibit Q hereto; and

	     (f) King & Spalding, counsel to the Agents, substantially in the form of Exhibit R hereto.

      SECTION 6.1.11. Investment Prospectus. The Administrative Agent shall have received a true and correct copy of the final Prospectus (filed or to be filed with the Securities and Exchange Commission pursuant to Rule
424(b) under the Securities Act of 1933, as amended) (the "Investment Prospectus") and comprising a part of the registration statement on Form
S-1 (Registration No. 333-08453) filed with the Securities and Exchange Commission in connection with the Investment.

      SECTION 6.1.12. Senior Executive Officer's Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a certificate, dated the Effective Date and duly executed and delivered by a senior executive officer of Micro stating that (i) the First Closing (as defined in the Amended and Restated Exchange Agreement referred to below) has occurred of the share exchanges contemplated by that certain Amended and Restated Exchange Agreement to be entered into among Industries, Entertainment, Micro and certain shareholders of Industries,
(ii) each of Ingram Micro Holdings Inc., a California corporation, and Ingram Micro Inc., a California corporation, has merged into Micro, (iii) the Investment has been successfully completed or will be successfully completed concurrently with the initial Credit Extension hereunder; (iv) since December 31, 1995, there has occurred no event or events which, singly or in the aggregate, has resulted in a Material Adverse Effect; and
(v) the descriptions of the Transition Agreements and the transactions contemplated thereby set forth in the annexes attached thereto, when taken as a whole, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 6.1.13. Satisfactory Legal Form. All documents executed or submitted pursuant to this ARTICLE VI by or on behalf of each Obligor shall be satisfactory in form and substance to the Administrative Agent (who may rely upon the advice of its legal counsel with respect to legal matters in making such determination) and the Administrative Agent shall have received such additional information, approvals, opinions, documents or instruments as the Administrative Agent or the Required Lenders may reasonably request.

      SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 6.2.

      SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to such Credit Extension other than any continuation or conversion (except as otherwise set forth in the final proviso to this Section) of a Borrowing (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Credit Extension to such other Indebtedness), the following statements shall be true and correct:

	    (a) the representations and warranties of each Obligor set forth in ARTICLE VII (excluding, however, those contained in Section 7.8) and in any other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided, however, that if any of the financial statements delivered pursuant to clause (b) of Section
      8.1.1 do not present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended and Micro subsequently delivers one or more financial statements pursuant to clause (a) or (b) of
      Section 8.1.1 which, in the opinion of the Required Lenders, effectively cures any omission or misstatement contained in such prior delivered financial statement, the representation and warranty contained in
      Section 7.6 as it relates to such prior delivered financial statement shall be deemed satisfied for purposes hereof (it being understood and agreed that such subsequent delivered financial statements shall be deemed to have cured such earlier delivered inaccurate financial statements unless the Required Lenders raise an objection with respect thereto);

	    (b) except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule:

		  (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor, or any of their respective Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

		 (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect;

	     (c) no Default shall have occurred and be continuing, and no Obligor, nor any of their respective Subsidiaries, shall be in violation of any law or governmental regulation or court order or decree which, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect; and

	     (d) the Outstanding Credit Extensions of all the Lenders do not exceed the Total Credit Commitment Amount (as such amount may be reduced from time to time pursuant to Section 2.3);

provided however, that, in the case of any continuation or conversion of a Borrowing, no Event of Default shall have occurred and be continuing.

      SECTION 6.2.2. Credit Extension Request. In the case of any Pro-Rata Credit Extension the Administrative Agent shall have received the relevant Credit Extension Request in a timely manner as herein provided for such Pro-Rata Credit Extension. Delivery of a Credit Extension Request and the acceptance by Micro or any other Borrower of the proceeds of any Pro-Rata Credit Extension shall constitute a representation and warranty by each Obligor that, on the date of making such Pro-Rata Credit Extension (both immediately before and after giving effect to the making of such Pro-Rata Credit Extension and the application of the proceeds thereof), the statements made in Section 6.2.1 are true and correct.

      SECTION 6.2.3. Non-Rata Revolving Loans. In the case of any requested Non-Rata Revolving Loan, each of the applicable conditions set forth in Sections 3.3 and 6.2 or otherwise specified by the relevant Lender in connection with such Non-Rata Revolving Loan shall have been satisfied.

      SECTION 6.2.4. Non-Rata Letters of Credit. In the case of any requested Non-Rata Letter of Credit, each of the applicable conditions set forth in Sections 3.4 and 6.2 or otherwise specified by the relevant Issuer (with respect to Non-Rata Letters of Credit) in connection with such Non-Rata Letter of Credit shall have been satisfied.

      SECTION 6.2.5. Bid Rate Loans. In the case of any requested Bid Rate Loan, each of the applicable conditions set forth in Sections 3.5 and 6.2 or otherwise specified by the relevant Lender in connection with such Bid Rate Loan shall have been satisfied.

      SECTION 6.3. Acceding Borrowers. Subject to the prior or concurrent satisfaction of the conditions precedent set forth in this Section 6.3, any Subsidiary of Micro may become a party hereto and a Supplemental Borrower and an Obligor hereunder subsequent to the Effective Date (each such Subsidiary of Micro, an "Acceding Borrower"), entitled to all the rights and subject to all the obligations incident thereto and each Acceding Borrower may request the Lenders to make Non-Rata Credit Extensions on the terms and subject to the conditions of this Agreement.

      SECTION 6.3.1. Resolutions, etc. The Administrative Agent shall have received from such Acceding Borrower a certificate, dated the date such Acceding Borrower is accepted by the Administrative Agent as a Supplemental Borrower hereunder and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary or other authorized representative of such Acceding Borrower as to:

	     (a) resolutions of its Board of Directors or its Executive Committee, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Guaranty and each other Loan Document to be executed by it;

	     (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Guaranty and each other Loan Document to be executed by it; and

	     (c)  the Organic Documents of such Acceding Borrower,

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of such Acceding Borrower canceling or amending such prior certificate. In addition, each Acceding Borrower shall have delivered to the Administrative Agent a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of organization, each such certificate to be dated a date reasonably near (but prior to) the date such Acceding Borrower becomes a Supplemental Borrower hereunder.

      SECTION 6.3.2. Delivery of Accession Request and Acknowledgment and Notes. The Administrative Agent shall have received (a) an original Accession Request and Acknowledgment duly completed and executed and delivered by such Acceding Borrower and originals of any other instruments evidencing accession of such Acceding Borrower hereunder as the Administrative Agent may reasonably request, in each case effective as of the date such Acceding Borrower becomes a Supplemental Borrower hereunder and (b) for the account of each Lender (unless illegal (or otherwise likely to result in consequences materially adverse to such Acceding Borrower) under any local law, rule or regulation applicable to such Acceding Borrower, in which case such Acceding Borrower shall provide prior notice thereof to the Lenders and shall provide (prior to the date such Acceding Borrower becomes a Supplemental Borrower hereunder) other evidence of such Indebtedness or other documentation acceptable to the Required Lenders) such Lender's Bid Rate Note and Non-Rata Revolving Note, duly executed and delivered by such Acceding Borrower and in effect on the date such Acceding Borrower becomes a Supplemental Borrower hereunder.

      SECTION 6.3.3. Guaranties, etc. The Administrative Agent shall have received, with counterparts for each Lender, (a) an Additional Guaranty executed by such Acceding Borrower, in effect as of the date such Acceding Borrower becomes a Supplemental Borrower hereunder, duly executed and delivered by an Authorized Person of such Acceding Borrower and (b) such instruments and documents evidencing accession of such Acceding Borrower under the Intra-Group Agreement as the Administrative Agent may reasonably request, in each case effective with respect to such Acceding Borrower as of the date such Acceding Borrower becomes a Supplemental Borrower hereunder.

      SECTION 6.3.4. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a Compliance Certificate from Micro, dated the date such Acceding Borrower becomes a Supplemental Borrower hereunder.

      SECTION 6.3.5. Consents, etc. The Administrative Agent shall have received evidence satisfactory to it as to the receipt by such Acceding Borrower of any necessary consents or waivers under any agreement applicable to such Acceding Borrower in order to enable such Acceding Borrower to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and to obtain Credit Extensions hereunder.

      SECTION 6.3.6. Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel, dated the date such Acceding Borrower becomes a Supplemental Borrower hereunder and addressed to the Documentation Agent, the Administrative Agent and all the Lenders, from the General Counsel of Micro, or such other counsel as shall be reasonably satisfactory to the Administrative Agent, covering the matters set forth in Exhibit M hereto as to such Acceding Borrower.

      SECTION 6.4. Waiver of Notice under Existing Industries Credit Agreement. By its execution of this Agreement, each Lender that is a party to the Existing Industries Credit Agreement (if in effect on the date of the initial Credit Extension) agrees to waive the requirements set forth in Sections 2.3 and 4.1 of the Existing Industries Credit Agreement for the provision of advance notice by Industries and any other borrower thereunder to the administrative agent thereunder in respect of the consummation of the transactions contemplated by Section 6.1.7 hereof.

      SECTION 6.5. Waiver of Notice under Existing Micro Credit Agreement. By its execution of this Agreement, each Lender that is a party to the Existing Micro Credit Agreement (if in effect on the date of the initial Credit Extension) agrees to waive the requirements set forth in Sections
2.3 and 4.1 of the Existing Micro Credit Agreement for the provision of advance notice by Micro and any other borrower thereunder to the administrative agent thereunder in respect of the consummation of the transactions contemplated by Section 6.1.7 hereof.


				   ARTICLE VII

			REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants unto the Administrative Agent and each Lender with respect to itself and the other Obligors as set forth in this ARTICLE VII.

      SECTION 7.1. Organization, etc. Each of the Obligors and each of their respective Subsidiaries is a company or corporation, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify and to maintain such good standing, singularly or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits, authorizations and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, excluding any such governmental licenses, permits or other approvals in respect of which the failure to so obtain, hold or maintain has not caused, and would not reasonably be expected to result in, a Material Adverse Effect.

      SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to be executed by it are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

	     (a)  contravene such Obligor's Organic Documents;

	     (b) contravene any law or governmental regulation or court decree or order binding or affecting such Obligor; or

	     (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

      SECTION 7.3. No Default. None of the Obligors, nor any of their respective Subsidiaries, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or in any indenture, loan agreement, or other agreement, in connection with or as a result of which default there exists a reasonable possibility that a Material Adverse Effect could arise. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to be executed by such Obligor will not conflict with, or constitute a breach of, or a default under, any such bond, debenture, note, indenture, loan agreement or other agreement to which any Obligor or any of their respective Subsidiaries is a party or by which it is bound, in connection with, or as a result of which, conflict, breach or default, there exists a reasonable possibility that a Material Adverse Effect could arise.

      SECTION 7.4. Government Approval, Regulation, etc. No action by, and no notice to or filing with, any governmental authority or regulatory body or other Person and no payment of any stamp or similar tax, is required for the due execution, delivery or performance by any Obligor of this Agreement or any other Loan Document to which it is a party. No Obligor, nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 7.5. Validity, etc. This Agreement constitutes, and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by general principles of equity.

      SECTION 7.6. Financial Information. The financial statements of Micro and its Consolidated Subsidiaries to be delivered pursuant to Section 6.1.5 will have been prepared in accordance with GAAP and present fairly
(subject, in the case of such financial statements delivered pursuant to clause (b) thereof (which financial statements, in accordance with Section 1.4(a) hereof, are not required to contain certain footnote disclosures required by GAAP), to ordinary year-end adjustments) the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All the financial statements delivered pursuant to clauses (a) and (b) of Section
8.1.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly (subject, in the case of such financial statements delivered pursuant to clause (b) thereof (which financial statements, in accordance with Section 1.4(a) hereof, are not required to contain certain footnote disclosures required by GAAP), to ordinary year-end adjustments) the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended.

      SECTION 7.7. No Material Adverse Effect. Since December 31, 1995, there has been no event or events which, singly or in the aggregate, have resulted in a Material Adverse Effect.

      SECTION 7.8. Litigation, Labor Controversies, etc. Except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of any Obligor, threatened litigation, action, proceeding or labor controversy affecting any Obligor, or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document.

      SECTION 7.9. Subsidiaries. As of the date hereof, Micro has no Subsidiaries, except those Subsidiaries which are identified in Item 7.9 (Existing Subsidiaries) of the Disclosure Schedule and certain other Subsidiaries that are shell corporations that do not conduct any business and do not in the aggregate have a net worth exceeding $1,000,000.

      SECTION 7.10. Ownership of Properties. Each Obligor and each of their respective Subsidiaries owns good and marketable title (or their respective equivalents in any applicable jurisdiction) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges or claims except as permitted pursuant to
Section 8.2.2, except where such failure or failures to own, singly or in the aggregate, has not resulted in, or would not reasonably be expected to result in, a Material Adverse Effect.

      SECTION 7.11. Taxes. Each Obligor and each of their respective Subsidiaries has filed all material tax returns and reports it reasonably believes are required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except as disclosed in
Item 7.11 (Taxes) of the Disclosure Schedule and except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, however, that with respect to any Subsidiary that is not a Material Subsidiary this representation and warranty shall be satisfied if the tax returns or reports not so filed or the taxes or governmental charges owing by each such Subsidiary are not with respect to any income, sales or use tax and the amount so owing (or which would be so owing if such tax returns or reports were duly filed) with respect to all such Subsidiaries, does not exceed in the aggregate $1,000,000 at any time.

      SECTION 7.12. Pension and Welfare Plans. Except to the extent that any such termination, liability, penalty or fine would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (a) during the twelve-consecutive-month period prior to the date hereof and prior to the date of any Credit Extension hereunder, except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Obligor or any member of the related Controlled Group of any material liability with respect to any contribution thereto, fine or penalty, and (c) except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, neither any Obligor nor any member of the related Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 7.13.  Environmental Warranties.

	     (a) Each Obligor and each of their respective Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Obligor and each of their respective Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any plan, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

	     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental or other entity with respect to any alleged failure by any Obligor or any of their respective Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or any of their respective Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor or any of their respective Subsidiaries, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

      SECTION 7.14. Outstanding Indebtedness. As of the date hereof neither Micro nor any of its Subsidiaries has any outstanding Indebtedness other than Indebtedness disclosed in Item 7.14 (Outstanding Indebtedness) of the Disclosure Schedule and Indebtedness that could be incurred pursuant to clause
(ii) of Section 8.2.1 (a).

      SECTION 7.15.  Accuracy of Information.

	    (a) Except as otherwise set forth in paragraph (b) of this Section, all factual information furnished by or on behalf of any Obligor to any Lender Party for purposes of or in connection with this Agreement or any transaction contemplated hereby is, when taken as a whole, to the best of the knowledge of each Borrower, and all other factual information hereafter furnished by or on behalf of any Obligor to any Lender Party will be, when taken as a whole, to the best of the knowledge of each Borrower, true and accurate in all material respects on the date as of which such information is dated or certified and (in the case of any such information furnished prior to the date hereof) as of the date hereof (unless such information relates to an earlier date, in which case such information, when taken as a whole, shall be true and accurate in all material respects as of such earlier date), and is not, or shall not be, as the case may be, when taken as a whole, incomplete by omitting to state any material fact necessary to make such information not misleading.

	    (b) The information (i) describing the Transition Agreements and the transactions contemplated thereby set forth in the annexes to the certificate delivered to the Administrative Agent pursuant to Section 6.1.12, when considered as a whole, does not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) contained in any financial projections furnished hereunder is and will be based upon assumptions and information believed by Micro to be reasonable, and
      (iii) furnished with express written disclaimers with regard to the accuracy thereof, is and shall be subject to such disclaimers.

      SECTION 7.16. Patents, Trademarks, etc. Each Obligor and each of their respective Subsidiaries owns and possesses, or has a valid and existing license of, or other sufficient interest in, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as is necessary for the conduct of the business of each such Obligor or its Subsidiaries as now conducted, without, to the best of the knowledge of each such Obligor, any infringement upon rights of other Persons, which infringement results in or would reasonably be expected to result in a Material Adverse Effect, and there is no license or other interest or right, the loss of which results in, or would reasonably be expected to result in, a Material Adverse Effect.

      SECTION 7.17. Margin Stock. No part of the proceeds of any Credit Extension shall be used at any time by any Obligor or any of their respective Subsidiaries for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U (as amended, modified, supplemented or replaced and in effect from time to time, "Regulation U") promulgated by the F.R.S. Board of Governors of the Federal Reserve System (together with any successor thereto, the "F.R.S. Board")) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock if any such use or extension of credit described in this Section 7.17 would cause any of the Lender Parties to violate the provisions of Regulation U. Neither any Obligor nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such Margin Stock within the meaning of Regulation U. Not more than 25% of the value of the assets of any Obligor or any Subsidiary of any Obligor is, as of the date hereof, represented by Margin Stock. No part of the proceeds of any Credit Extension will be used by any Obligor or any of their respective Subsidiaries for any purpose which violates, or which is inconsistent with, any regulations promulgated by the F.R.S. Board, including Regulation U.


				   ARTICLE VIII

				   COVENANTS

      SECTION 8.1. Affirmative Covenants. Each Borrower agrees with the Agents and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this Section 8.1.

      SECTION 8.1.1. Financial Information, Reports, Notices, etc. Micro will furnish, or will cause to be furnished, to each Lender Party copies of the following financial statements, reports, notices and information:

	     (a) as soon as available and in any event within 120 days after the end of each Fiscal Year of Micro, a copy of the annual audit report for such Fiscal Year for Micro and its Consolidated Subsidiaries, including therein consolidated balance sheets of Micro and its Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings, stockholders' equity and cash flow of Micro and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, in each case certified (without any Impermissible Qualification, except that (i) qualifications relating to pre-acquisition balance sheet accounts of Person(s) acquired by Micro or any of its Subsidiaries and (ii) statements of reliance in the auditor's opinion on another accounting firm shall not be deemed an Impermissible Qualification) in a manner satisfactory to the Securities and Exchange Commission (under applicable United States securities law) by Price Waterhouse or its successors or other independent public accountants of national reputation;

	     (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Periods occurring during any Fiscal Year of Micro, a copy of the unaudited consolidated and consolidating financial statements of Micro and its Consolidated Subsidiaries, consisting of (i) a balance sheet as of the close of such Fiscal Period and (ii) related statements of earnings and cash flows for such Fiscal Period and from the beginning of such Fiscal Year to the end of such Fiscal Period, in each case certified by an officer who is an Authorized Person of Micro as to (A) being a complete and correct copy of such financial statements which have been prepared in accordance with GAAP consistently applied as provided in Section 1.4, and (B) presenting fairly the financial position of Micro and its Consolidated Subsidiaries;

	     (c) at the time of delivery of each financial statement required by clause (a) or (b), a certificate signed by an Authorized Person of Micro stating that no Default has occurred and is continuing (or if a Default has occurred and is continuing, and without prejudice to any rights or remedies of any Lender Party hereunder in connection therewith, a statement of the nature thereof and the action which Micro has taken or proposes to take with respect thereto);

	     (d) at the time of delivery of each financial statement required by clause (a) or (b), a Compliance Certificate showing compliance with the financial covenants set forth in Section 8.2;

	     (e) to the extent not otherwise disclosed in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission and previously furnished pursuant to clause (f) below, as soon as possible after the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy disclosed in Item 7.8 (Litigation) of the Disclosure Schedule, or the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 7.8, notice thereof;

	     (f) promptly after the filing thereof, copies of (i) any registration statements (other than the exhibits thereto and excluding any registration statement on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors and employees of Micro, Industries, Entertainment or any of their respective Subsidiaries),
      (ii) any amendments or supplements to the Investment Prospectus and
      (iii) all reports on Form 10-K, Form 10-Q or Form 8-K (or any respective successor forms thereto) which Micro or any Subsidiary of Micro is required to file with the Securities and Exchange Commission (or any successor authority) or any national securities exchange (including, in each case, any exhibits thereto requested by any Lender Party);

	     (g) to the extent not otherwise disclosed in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission and previously furnished pursuant to clause (f) above, immediately upon becoming aware of the institution of any steps by any Obligor or any other Person to terminate any Pension Plan other than pursuant to Section 4041(b) of ERISA, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any other event with respect to any Pension Plan which, in any such case, results in, or would reasonably be expected to result in, a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

	     (h) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of a Default or any inaccuracy in the financial statements delivered pursuant to clause (a) or (b) of Section 8.1.1 if the result thereof is not to present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended, a statement of an Authorized Person of Micro setting forth the details of such Default or inaccuracy and the action which Micro has taken or proposes to take with respect thereto;

	     (i) in the case of each Borrower, promptly following the consummation of any transaction described in Section 8.2.5, a description in reasonable detail regarding the same; and

	     (j) such other information respecting the condition or operations, financial or otherwise, of each Borrower, or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 8.1.2. Compliance with Laws, etc. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) comply in all respects with all applicable laws, rules, regulations and orders the noncompliance with which results in, or would reasonably be expected to result in, a Material Adverse Effect, such compliance to include (without limitation):

	     (a) except as may be otherwise permitted pursuant to Section 8.2.5, the maintenance and preservation of its corporate existence (and in the case of Coordination Center, its status as a coordination center) in accordance with the laws of the jurisdiction of its incorporation and qualification as a foreign corporation (subject to the materiality standard referred to above); and

	     (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, however, that with respect to any Subsidiary that is not a Material Subsidiary this covenant shall be satisfied if the taxes, assessments or other governmental charges owing by each such Subsidiary is not with respect to any income, sales or use tax and the amount so owing with respect to all such Subsidiaries does not exceed in the aggregate $1,000,000 at any time.

      SECTION 8.1.3. Maintenance of Properties. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless such Borrower or such Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION 8.1.4. Insurance. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, or cause to be maintained with responsible insurance companies or through such Borrower's own program of self-insurance, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Person of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and each of its Subsidiaries in accordance with this Section 8.1.4.

      SECTION 8.1.5. Books and Records. Each Borrower will (and each Borrower will cause each of its Subsidiaries to) keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender, or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants (and each Borrower hereby authorizes such independent public accountants to discuss the financial matters of such Borrower and its Subsidiaries with the Administrative Agent and each Lender or its representatives whether or not any representative of such Borrower is present but provided that an officer of such Borrower is afforded a reasonable opportunity to be present at any such discussion) and to examine any of its relevant books or other corporate records. Micro will pay all expenses associated with the exercise of any Lender Party's rights pursuant to this
Section 8.1.5 at any time during the occurrence and continuance of any Event of Default.

      SECTION 8.1.6. Environmental Covenant. Each Borrower will (and each Borrower will cause each of its Subsidiaries to):

	     (a) use and operate all of its facilities and properties in compliance with all Environmental Laws which, by their terms, apply to such use and operation, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all Environmental Laws which, by their terms, apply to such Hazardous Materials, in each case so that the non-compliance with any of the foregoing does not result in, or would not reasonably be expected to result in, either singly or in the aggregate, a Material Adverse Effect;

	     (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which, singly or in the aggregate, result in, or would reasonably be expected to result in, a Material Adverse Effect, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with Environmental Laws where the failure to so cure or have dismissed, singularly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect (it being understood that this clause (b) shall not be construed to restrict any Borrower or any of its Subsidiaries from challenging or defending any such action or proceeding which it, in its sole discretion, deems advisable or necessary); and

	     (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

      SECTION 8.1.7. Use of Proceeds. Each Borrower shall apply the proceeds of each Credit Extension in accordance with the last recital of this Agreement and shall not use directly and immediately, any proceeds to acquire, or finance the acquisition of, any equity interest in Coordination Center.

      SECTION 8.1.8. Pari Passu. Each Borrower shall ensure that such Borrower's Obligations rank at least pari passu with all other unsecured Indebtedness of such Borrower.

      SECTION 8.1.9. Guarantee or Suretyship. If any Borrower or any of its Subsidiaries becomes a party to any contract of guarantee or suretyship which would constitute Indebtedness, or if any of its assets becomes subject to such a contract, that contract will be disclosed in the next financial information to be provided by Micro pursuant to clause (c) of Section 8.1.1; provided, however, that any failure to comply with the disclosure obligations of this
Section 8.1.9 shall not constitute a Default unless the existence of the contract or contracts of guarantee or suretyship which Micro fails to disclose would result in a Default under clause (c) of Section 8.2.3.

      SECTION 8.1.10. Additional Guaranty. Micro (a) may cause any of its Subsidiaries to execute and deliver from time to time in favor of the Lender Parties additional guaranties (each an "Additional Guaranty") for the repayment of the Obligations and (b) shall, concurrently or promptly after any of its Subsidiaries (i) guarantees any Indebtedness of Micro or any other Obligor or (ii) satisfies (at any time) the requirements hereunder which describe a Material Subsidiary, cause such Subsidiary to execute and deliver in favor of the Lender Parties an Additional Guaranty for the repayment of the Obligations. Each Additional Guaranty (including, without limitation, any Additional Guaranty executed and delivered by an Acceding Borrower pursuant to Section 6.3.3) shall be in substantially the form of Exhibit J attached hereto, shall be governed by the laws of a State of the United States and shall contain such other terms and provisions as the Administrative Agent determines to be necessary or appropriate (after consulting with legal counsel) in order that such Additional Guaranty complies with local laws, rules and regulations and is fully enforceable
(at least to the extent of such Additional Guaranty) against such Additional Guarantor; provided, that, in the event it shall be illegal under any local law, rule or regulation for any Additional Guaranty to be governed by the law of any State of the United States, and the Administrative Agent shall have received evidence of such illegality (including, if the Administrative Agent shall so request, an opinion of local counsel as to such matters, which counsel and the form and substance of such opinion shall be reasonably satisfactory to the Administrative
Agent) reasonably satisfactory to it, the Administrative Agent shall consent to such Additional Guaranty being governed by the laws of a jurisdiction outside of the United States, which jurisdiction shall be subject to the prior approval of the Administrative Agent.

      In connection with the delivery of any such Additional Guaranty by an Additional Guarantor there shall be delivered an opinion of counsel (which counsel and the form and substance of such opinion shall be reasonably satisfactory to the Administrative Agent and the Required Lenders, it being agreed that if the Additional Guaranty is governed by the laws of any State of the United States, the General Counsel of Micro shall be satisfactory counsel for purposes hereof) addressed to the Documentation Agent, the Administrative Agent and the Lenders addressing the matters set forth in Exhibit M, as it relates to such Additional Guarantor and Additional Guaranty.

      SECTION 8.1.11. Intra-Group Agreement, etc. Except to add additional Subsidiaries of Micro as parties thereto, the terms of the Intra-Group Agreement shall not be amended or otherwise modified without the prior consent of the Administrative Agent on behalf of and as directed by the requisite Lenders, such consent not to be unreasonably withheld. In addition, no Person a party to the Intra-Group Agreement shall assign any of its rights or obligations thereunder without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

      SECTION 8.2. Negative Covenants. Each Borrower agrees with the Administrative Agent and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this
Section 8.2.

      SECTION 8.2.1.  Restriction on Incurrence of Indebtedness.

	     (a) No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

		    (i) Indebtedness in respect of the Credit Extensions;

		   (ii) Indebtedness existing as of the date hereof or
	    incurred pursuant to commitments or lines of credit in effect on the date hereof (or any renewal or replacement thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit), in any case identified in Item 8.2.1(a)(ii) (Ongoing Indebtedness) of the Disclosure Schedule; and

		  (iii) additional Indebtedness if after giving effect to the
	    incurrence thereof the Borrowers are in compliance with Section 8.2.3, calculated as of the date of the incurrence of such additional Indebtedness, on a pro forma basis.

	     (b) Micro will not at the end of any Fiscal Period permit the sum of (i) Total Indebtedness of Subsidiaries (other than any Guarantor) and (ii) the Amount of Additional Liens to exceed fifteen percent (15%) of Consolidated Tangible Net Worth.

      SECTION 8.2.2 Restriction on Incurrence of Liens. No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

	     (a) Liens existing as of the date hereof and identified in Item 8.2.2(a) (Existing Liens) of the Disclosure Schedule and Liens resulting from the extension, renewal or replacement of any such Liens in respect of the same property theretofore subject to such Lien; provided, however, that no property shall become subject to such extended, renewed or replacement Lien that was not subject to the Lien extended, renewed or replaced, the aggregate principal amount of Indebtedness secured by any such extended, renewed or replacement Lien shall not be increased by such extension, renewal or replacement, the Indebtedness secured by such Lien shall be incurred in compliance with the applicable terms hereof, including Section 8.2.3, and both immediately before and after giving effect thereto, no Default shall exist;

	     (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

	     (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

	     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

	     (e) judgment Liens of less than $60,000,000 in the aggregate, or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and for which, within 30 days of such judgment, the insurance carrier has acknowledged coverage in writing;

	     (f) Liens on property purchased or constructed after the date hereof securing Indebtedness used to purchase or construct such property; provided, however, that no such Lien shall be created in or attach to any other asset at the time owned by Micro or any of its Subsidiaries if the aggregate principal amount of the Indebtedness secured by such property would exceed the fair market value of such property and assets, taken as a whole, the aggregate outstanding principal amount of Indebtedness secured by all such Liens shall not at any time exceed one hundred percent (100%) of the fair market value of such property at the time of the purchase or construction thereof, and each such Lien shall have been incurred within two hundred seventy (270) days of the purchase or completion of construction of such property;

	     (g) Liens resulting from utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of any Borrower or any of its Subsidiaries;

	     (h) Liens incurred in the normal course of business in connection with bankers' acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with ad valorem taxes not yet due, good faith bids, tenders and deposits;

	     (i)  Liens on all goods held for sale on consignment;

	     (j) Liens granted by any Subsidiary of Micro in favor of Micro or in favor of another Subsidiary of Micro that is the parent of such Subsidiary granting the Lien, other than Liens granted by a Guarantor to a Subsidiary of Micro that is not a Guarantor; provided, however, that no Person that is not a Subsidiary of Micro shall be secured by or benefit from any such Lien;

	     (k) Liens of the nature referred to in clause (b) of the definition of the term "Lien" and granted to a purchaser or any assignee of such purchaser which has financed the relevant purchase of Trade Accounts Receivable of any Borrower or any of their respective subsidiaries;

	     (l) Liens on accounts receivable of Micro Canada with respect to any accounts receivable securitization program; and

	     (m)  Additional Permitted Liens.

      SECTION 8.2.3. Financial Condition. Micro will not permit any of the following:

	     (a) the Consolidated Current Ratio as at the end of any Fiscal Period to be less than 1.0 to 1.0; or

	     (b) the ratio of (i) Consolidated EBITDA for any period of four consecutive Fiscal Periods to (ii) Consolidated Interest Charges for such period to be less than 3.5 to 1.0; or

	     (c) the ratio of (i) the average daily balances of Consolidated Funded Debt during any Fiscal Period to (ii) Consolidated EBITDA for the period of four Fiscal Periods ending on the last day of such Fiscal Period to exceed 3.5 to 1.0; provided that, for purposes of calculating this ratio, Consolidated Funded Debt on any day shall be the amount otherwise determined pursuant to the definition thereof plus the amount of Consolidated Transferred Receivables on such day.

	     (d) the Consolidated Tangible Net Worth as at the end of any Fiscal Period to be less than the sum of (i) the greater of (A) $500,000,000 and (B) an amount equal to 90% of Consolidated Tangible Net Worth as at the end of the Fiscal Year ending nearest to December 31, 1996, plus (ii) as at the end of each Fiscal Year commencing with the Fiscal Year ending closest to December 31, 1997, 67% of Consolidated Net Income (without taking into account any losses incurred in any Fiscal
      Year) since the beginning of the Fiscal Year which began closest to December 31, 1996.

      SECTION 8.2.4. Dividends. Except for dividends paid, or redemptions made, in any Fiscal Year that do not exceed fifty percent (50%) of Consolidated Net Income for the immediately preceding Fiscal Year, Micro will not declare or pay any dividends (in cash, property or obligations) or any other payments or distributions on account of, or set apart money for a sinking or analogous fund for, or purchase, redeem, retire or otherwise acquire for value, any shares of its capital stock now or hereafter outstanding or any warrants, options or other rights to acquire the same; return any capital to its stockholders as such; or make any distribution of assets to its stockholders as such; provided, however, that Micro may redeem, purchase or acquire any of its capital stock (i) issued to employees pursuant to any Plan or other contract or arrangement relating to employment upon the termination of employment or other events or (ii) in a transaction contemplated by the Transition Agreements.

      SECTION 8.2.5.  Consolidation, Merger, Asset Acquisitions, etc.

	    (a) No Borrower will liquidate or dissolve, consolidate with, or merge into or with, or exchange shares with, any other Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except, if no Default has occurred and is continuing or would occur after giving effect thereto:

		  (i) any Obligor (except Micro) may liquidate or dissolve voluntarily into any other Obligor and may merge into or with or exchange shares with any other Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Person, so long as the surviving entity or such transferee of such assets shall continue to be an Obligor;

		  (ii) Micro may merge into or with any other Person; provided, that: (A) either (1) Micro is the surviving entity or
	    (2) the surviving entity formed by such consolidation or into which Micro shall be merged (which entity shall be a Person organized, existing and in good standing under the laws of a State of the United States) shall expressly assume Micro's Obligations in a written agreement or undertaking satisfactory in form and substance to Lenders holding, in the aggregate, 85% of the Commitments and (B) Micro can demonstrate (in a manner and in such scope and detail as are acceptable to either (1) if such merger satisfies the requirements of subclause (1) of clause (A) above, the Required Lenders, or (2) if such merger satisfies the requirements of subclause (2) of clause (A) above, Lenders holding, in the aggregate, 85% of the Commitments) that the surviving entity (x) will be, immediately upon and following the consummation of such proposed transaction, in compliance with each of the covenants set forth in Sections 8.2.1 and 8.2.2 and (y) on a pro forma basis, assuming such proposed transaction had been consummated on the first day of the most recently ended period of four Fiscal Periods for which financial statements have been or are required to have been delivered pursuant to Section 8.1.1, would have been in compliance with each of the covenants set forth in Section 8.2.3 as of the last day of such period; and

		  (iii) Micro may exchange shares with any Person; provided, that (A) either (1) Micro is the surviving entity of the transaction in which such shares were exchanged, or (2) if Micro shall not continue to exist following such transaction, the surviving entity of such transaction (which entity shall be a Person organized, existing and in good standing under the laws of a State of the United States) shall expressly assume Micro's Obligations in a written agreement or undertaking satisfactory in form and substance to Lenders holding, in the aggregate, 85% of the Commitments or (B) the entity resulting from such transaction or the entity with whose shareholders Micro's shares were exchanged in such transaction shall, following such transaction, be a Subsidiary of Micro or shall be a Person in which Micro shall, as a result of such transaction, have acquired a direct or indirect interest permitted to be held by Micro hereunder.

	    (b) No Borrower will purchase or otherwise acquire (in one transaction or a series of related transactions) from any other Person property or assets the aggregate purchase price of which (calculated in Dollars) paid in cash or property (other than property consisting of equity shares or interests or other equivalents of corporate stock of, or partnership or other ownership interests in, any Obligor), equals or exceeds twenty-five percent (25%) of the sum (calculated without giving effect to such purchase or acquisition) of (i) Consolidated Funded Debt determined as at the end of the then most recently ended Fiscal Period plus (ii) Consolidated Stockholders' Equity determined as at the end of the then most recently ended Fiscal Period, plus any increase thereof attributable to any equity offerings or issuances of capital stock occurring subsequent to the end of such Fiscal Period and prior to any such purchase or acquisition (any such purchase or acquisition, a "Material Asset Acquisition")), except, if no Default has occurred and is continuing or would occur after giving effect thereto, Micro may make a Material Asset Acquisition; provided that, prior to the consummation of any proposed Material Asset Acquisition, Micro shall (x) notify the Administrative Agent that it intends to make such proposed Material
      Asset Acquisition and that it reasonably believes that it will be able to certify as required by clause (y) below and (y) deliver to the Administrative Agent a certificate duly executed and delivered by an Authorized Person of Micro, certifying that (1) immediately upon and following the consummation of such proposed Material Asset Acquisition, Micro will be in compliance with each of the covenants set forth in Sections 8.2.1 and 8.2.2 and (2) on a pro forma basis, assuming such proposed Material Asset Acquisition had been consummated on the first day of the most recently ended period of four Fiscal Periods for which financial statements have been or are required to have been delivered pursuant to Section 8.1.1, Micro would have been in compliance with each of the covenants set forth in Section 8.2.3 as of the last day of such period; provided further, that no purchase or acquisition of property or assets of the character described in and permitted pursuant to clause
      (c) of Section 8.2.9 shall constitute a Material Asset Acquisition.

      SECTION 8.2.6. Transactions with Affiliates. No Borrower will (and no Borrower will permit any of its Subsidiaries to), except in the ordinary course of business, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (any such payment, investment, lease, sale, transfer, other disposition or transaction, an "Affiliate Transaction") except on an arms-length basis on terms at least as favorable to such Borrower (or such Subsidiary) as terms that could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) agreements with or for the benefit of employees of such Borrower or any of its Subsidiaries regarding bridge home loans and other loans necessitated by the relocation of such Borrower's or such Subsidiary's business or employees, or regarding short-term hardship advances, (ii) loans to officers or employees of such Borrower or any of its Subsidiaries in connection with the exercise of rights under such Borrower's stock option or stock purchase plan, (iii) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, in the case of Micro, after giving effect thereto, no Default shall have occurred and be continuing, (iv) any Affiliate Transaction pursuant to a Transition Agreement or disclosed in the Investment Prospectus, (v) any Affiliate Transaction between Micro and any of its Subsidiaries or between any Subsidiaries of Micro or (vi) any Affiliate Transaction (other than any Affiliate Transaction described in clauses (i) through (v)) in which the amount involved does not exceed $50,000; provided, further, however, the Borrowers shall not, nor shall they permit any of their respective Subsidiaries to, participate in or effect any Affiliate Transactions otherwise permitted pursuant to this Section which either individually or in the aggregate may involve obligations that are reasonably likely to have a Material Adverse Effect. The approval by the independent directors of the Board of Directors of the relevant Borrower (or the relevant Subsidiary thereof) of any Affiliate Transaction to which such or such Borrower (or the relevant Subsidiary thereof) is a party shall create a rebuttable presumption that such Affiliate Transaction is on an arms-length basis on terms at least as favorable to such Borrower (or the relevant Subsidiary thereof) as terms that could have been obtained from a third party who was not an Affiliate.

      SECTION 8.2.7. Limitations on Margin Stock Acquisitions. Without first providing the notice to the Administrative Agent and the Lenders required by this Section 8.2.7, the Borrowers shall not (and shall not permit their respective Subsidiaries to) acquire any outstanding stock of any U.S. or non-U.S. corporation, limited company or similar entity of which the shares constitute Margin Stock if after giving effect to such acquisition, Micro and its Affiliates shall hold, in the aggregate, more than five percent (5%) of the total outstanding stock of the issuer of such Margin Stock (the "Relevant Issuer"). Such notice shall include the name and jurisdiction of organization of the Relevant Issuer, the market on which such stock is traded, the total percentage of the Relevant Issuer's stock currently held, and the purpose for which the acquisition is being made. If any Lender Party notifies Micro, within five Business Days of its receipt of any notice described in this
Section 8.2.7, that it elects not to fund any further Credit Extension for the reason that such Lender Party has a substantial relationship with the Relevant Issuer or any of its Subsidiaries or Affiliates, where, in each case, such Credit Extension would be used to acquire or carry Margin Stock of the Relevant Issuer, then, and notwithstanding anything to the contrary contained in this Agreement, and subject to the consent of Micro (which consent shall not be unreasonably withheld), such Lender Party shall have no further obligation with respect to any Credit Extension requested after the date of such notice from such Lender Party, the proceeds of which would be used directly or indirectly for the purchase or carrying of such Margin Stock (it being understood and agreed, however, that in no event shall any Lender be required to fund more than its Percentage of any proposed Borrowing). The acceptance by each Borrower of the proceeds of any Credit Extension shall constitute a representation and warranty by each Borrower that no part of any such Credit Extension will be used directly or indirectly to make any further acquisition of the stock of any Relevant Issuer.

      SECTION 8.2.8. Limitation on Sale of Trade Accounts Receivable. Notwithstanding anything to the contrary in this Agreement, no Borrower will (and no Borrower will permit any of its Subsidiaries to) sell, assign, grant a Lien in, or otherwise transfer any interest in its Trade Accounts Receivable to any Person if, after giving effect thereto, the ratio (expressed as a percentage) of Consolidated Transferred Receivables, to the sum of Consolidated Retained Receivables plus Consolidated Transferred Receivables shall exceed 40%.

      SECTION 8.2.9. Sale of Assets. No Obligor will (and no Obligor will permit any of its Subsidiaries to) Dispose of any property or assets other than in the ordinary course of business, except that:

	     (a) Micro or any Subsidiary of Micro may Dispose of any of its assets so long as the proceeds thereof are either (i) utilized to repay or prepay (in accordance with the provisions of ARTICLE IV hereof) Pro-Rata Revolving Loans (provided, that in the event the amount of such proceeds shall exceed the aggregate principal amount of all Pro-Rata Revolving Loans outstanding hereunder at such time, such excess proceeds may be utilized to repay or prepay (in accordance with the provisions hereof) other loans outstanding at such time) or (ii) so long as no Default has occurred and is continuing or would occur after giving effect thereto, reinvested in one or more of the businesses in which Micro or any of its Subsidiaries is principally engaged in accordance with Section 8.2.10 hereof;

	     (b) Micro or any Subsidiary of Micro may Dispose of assets which are worn out, obsolete or surplus or otherwise have no further useful life to Micro or any of its Subsidiaries; and

	     (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, Micro and any Subsidiary of Micro may Dispose of assets in transactions exclusively among Micro and any of its Subsidiaries or among Subsidiaries of Micro that satisfy the requirements of Section 8.2.6; provided, that, notwithstanding any provision hereof to the contrary, in the event that, immediately after giving effect to any Disposition described in this clause (c) to a Subsidiary of Micro, such Subsidiary shall own assets constituting at least ten percent (10%) of Consolidated Assets determined as of the last day of the most recently completed Fiscal Period, such Subsidiary of Micro shall be deemed a Material Subsidiary for all purposes hereunder as of the date of such Disposition and Micro shall cause any such Material Subsidiary promptly to execute and deliver an Additional Guaranty in favor of the Lender Parties in accordance with Section 8.1.10; provided further, that, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, (i) any Subsidiary of Micro which is not at the time of such Disposition an Obligor may Dispose of assets in transactions exclusively with (A) Micro, (B) any Subsidiary of Micro which, at the time of such Disposition, is an Obligor and (C) any other Subsidiary of Micro which is not at the time of such Disposition an Obligor, unless, immediately after giving effect to such Disposition, such other Subsidiary of Micro would become a Material Subsidiary and such other Subsidiary does not, promptly after such Disposition, execute an Additional Guaranty in accordance with Section 8.1.10 and (ii) Micro or any Subsidiary of Micro which is at the time of such Disposition also an Obligor may Dispose of assets in transactions exclusively with (A) Micro and (B) any other Subsidiary of Micro which, at the time of such Disposition, is also an Obligor.

For purposes of this Section 8.2.9 "Dispose" means sell, lease, transfer or otherwise dispose of property but shall not include any public taking or condemnation, and "Disposition" and "Disposed of" have corresponding meanings to Dispose. Such terms shall not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been (i) a Material Adverse Effect, (ii) any material deterioration of cash flow generation from or in connection with such assets, or (iii) any material deterioration in the overall quality of plant, property and equipment of any Obligor. An "exchange" shall be deemed to have occurred for purposes hereof if each of the transactions involved shall have been consummated within a six month period.

      SECTION 8.2.10. Limitation on Businesses. Micro and its Subsidiaries, considered as a whole, will not engage principally in businesses other than those conducted by Micro and its Subsidiaries on the date hereof, as described in the Preamble of this Agreement.


				   ARTICLE IX

			       EVENTS OF DEFAULT

      SECTION 9.1. Listing of Events of Default. Any of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

      SECTION 9.1.1. Non-Payment of Obligations. A default shall occur in the payment or prepayment when due by any Borrower of any principal of any Loan, by any Borrower of any interest on any Loan, by any Borrower of any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 3.2.2 or 3.2.4 or by any Guarantor of any Guaranteed Obligation (as defined in such Guarantor's Guaranty), and in the case of clause (b), (c) or (d), such default shall continue unremedied for a period of five Business Days.

      SECTION 9.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or in any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VI) is or shall be incorrect when made in any material respect.

      SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the due performance and observance of any of its obligations under Section 8.2.2, 8.2.3, 8.2.4 or 8.2.5 (excluding any default by Micro in the performance of its obligation to deliver, prior to the consummation of any Material Asset Acquisition, the certificate required to be so delivered in connection therewith pursuant to clause (y) of paragraph
(b) of Section 8.2.5).

      SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the payment when due of any fee or any other Obligation not subject to Section 9.1.1, or the due performance and observance of any other covenant, agreement or obligation contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after Micro obtains actual knowledge thereof or notice thereof shall have been given to Micro by the Administrative Agent or any Lender.

      SECTION 9.1.5. Default on Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Obligor or any of its Subsidiaries (other than Indebtedness described in Section 9.1.1 or Indebtedness which is non-recourse to any Obligor, or any Subsidiary of any Obligor) having an outstanding aggregate principal amount in excess of the lesser of (a) (i) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually, or (ii) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, in the aggregate and (b) $75,000,000 (or the equivalent thereof in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to cause, or (with the giving of any notice or lapse of time or both) to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders to cause, the maturity of any such Indebtedness to be accelerated or such Indebtedness to be prepaid, redeemed, purchased, defeased or otherwise to become due and payable prior to its expressed maturity.

      SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of (individually or in the aggregate) $60,000,000 (or the equivalent thereof in any other currency), shall be rendered against any Obligor or any of their respective Subsidiaries and either:

	     (a) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order for any period of 10 consecutive days; or

	     (b) there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

	     (a) the institution of any steps by any Obligor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any such Obligor or any such member could be required to make a contribution in excess of $60,000,000 (or the equivalent thereof in any other currency), to such Pension Plan, or could reasonably expect to incur a liability or obligation in excess of $60,000,000 (or the equivalent thereof in any other currency), to such Pension Plan; or

	     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

      SECTION 9.1.8. Ownership; Board of Directors. Any Person or two or more Persons (excluding the Family Stockholders (as defined in the Board Representation Agreement)) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor regulation)) of capital stock of Micro having more than 25% of the ordinary voting power of all capital stock of Micro then outstanding; and at any time during any period of 25 consecutive calendar months commencing on or after the date of this Agreement, a majority of the Board of Directors of Micro shall no longer be composed of individuals (i) who were members of such Board of Directors on the first day of such period, (ii) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (iii) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

      SECTION 9.1.9. Bankruptcy, Insolvency, etc. Any Obligor or any Material Subsidiary shall:

	     (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

	     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrative receiver, sequestrator, liquidator or other custodian for it, its property, or make a general assignment for the benefit of creditors;

	     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, administrative receiver, receiver, sequestrator, liquidator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator, liquidator or other custodian shall not be discharged within 60 days, provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceedings during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents;

	     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Obligor or any Subsidiary thereof, as the case may be, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Obligor or Material Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days unstayed or undismissed, provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents; or

	     (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION 9.1.10. Guaranties. Any of the Guaranties or any provisions thereof shall be found or held invalid or unenforceable by a court of competent jurisdiction or shall have ceased to be effective because of the merger, dissolution or liquidation of a Guarantor (other than as may result from a transaction permitted pursuant to Section 8.2.5 hereof or by reason of a merger of a Guarantor under one Guaranty into the Guarantor under another Guaranty) or any Guarantor shall have repudiated its obligations under a Guaranty.

      SECTION 9.2. Action if Bankruptcy.  If any Event of Default described in
Section 9.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to Micro declare all or any portion of the outstanding principal amount of the Loans and all other Obligations to be due and payable and/or the Commitments to be terminated, whereupon the full unpaid amount of the Loans and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

      SECTION 9.4. Action by Terminating Lender. If an Event of Default shall occur because the Borrowers have failed to pay in full a Terminating Lender, for any reason, voluntary or involuntary, the Terminating Lender may by notice to Micro declare all or any portion of the outstanding principal amount of the Loans made by such Terminating Lender and all other Obligations owed to such Terminating Lender to be due and payable and/or its commitment to be terminated, whereupon the full unpaid amount of such Loans and all such other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, its Commitment shall terminate.

      SECTION 9.5. Cash Collateral. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and shall not have been cured or waived and shall be continuing and the Obligations are or have been declared due and payable under Section 9.2 or 9.3, the Administrative Agent may apply any cash collateral held by the Administrative Agent pursuant to
Section 3.2.4 to the payment of the Obligations in any order in which the Majority Lenders may elect.


				   ARTICLE X

			 THE ADMINISTRATIVE AGENT AND
			      DOCUMENTATION AGENT


      SECTION 10.1. Authorization and Actions. Each Lender hereby appoints NationsBank as the Administrative Agent and Scotiabank as the Documentation Agent under, and for the purposes set forth in, this Agreement and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent from and against such Lender's Percentage of any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, each such Agent in any way relating to or arising out of this Agreement or any other Loan Document (including any such liability, etc. incurred as a result of each Agent's reliance on any information contained in any Quarterly Report or update with respect thereto), including reasonable attorneys' fees, and as to which either Agent is not reimbursed by Micro or the other Obligors; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from either Agent's gross negligence or willful misconduct. No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Agent shall be or become, in either Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 10.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Eastern time, on the day prior to the making of a Pro-Rata Revolving Loan that such Lender will not make available the amount which would constitute its Percentage of such requested Pro-Rata Revolving Loan on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to Micro a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and Micro severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to Micro to the date such amount is repaid to the Administrative Agent at an interest rate equal to the Federal Funds Rate for the first day that the Administrative Agent made such amounts available and thereafter at a rate of interest equal to the interest rate applicable at the time to the requested Pro-Rata Revolving Loan.

      SECTION 10.3. Exculpation. Neither Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which each such Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4. Successor. Either Agent may resign as such at any time upon at least 30 days' prior notice to Micro and all the Lenders. If either Agent shall at any time resign, the Required Lenders, after consultations with Micro, may appoint another Lender as a successor Administrative Agent or Documentation Agent, as the case may be, whereupon such Lender shall become an Administrative Agent or Documentation Agent hereunder, as the case may be. If no successor Administrative Agent or Documentation Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Documentation Agent's giving notice of resignation, then the retiring Administrative Agent or Documentation Agent may, on behalf of the Lenders, after consultations with Micro, appoint a successor Administrative Agent or Documentation Agent, as the case may be, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Documentation Agent hereunder, as the case may be, by a successor Administrative Agent or Documentation Agent, as the case may be, such successor Administrative
Agent or Documentation Agent shall be entitled to receive from the retiring Administrative Agent or Documentation Agent such documents of transfer and assignment as such successor Administrative Agent or Documentation Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Documentation Agent, as the case may be, and the retiring Administrative Agent or Documentation Agent shall be discharged from its duties and obligations under this Agreement. No resignation or removal of either the Administrative Agent or Documentation Agent pursuant to this Section 10.4 shall be effective until the appointment of a successor Administrative Agent or Documentation Agent, as the case may be, has become effective. After any retiring Administrative Agent's or Documentation Agent's resignation hereunder as an Administrative Agent or Documentation Agent, as the case may be, the provisions of:

	     (a) this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Documentation Agent under this Agreement; and

	     (b) Sections 11.3 and 11.4 shall continue to inure to its benefit.

      SECTION 10.5. Credit Extensions by NationsBank and Scotiabank. NationsBank and Scotiabank shall each have the same rights and powers with respect to the Credit Extensions made by it or any of its Affiliates in its capacity as a Lender and may exercise the same as if it were not an Agent hereunder. Each of NationsBank, Scotiabank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any Subsidiary of any thereof as if it were not an Agent hereunder.

      SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of each Obligor, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to make available its Commitment and to make available any Non-Rata Credit Extensions. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document (unless concurrently delivered to the Lenders by such Obligor). The Administrative Agent will distribute to each Lender each document or instrument received for its account, and copies of all other communications received by the Administrative Agent from any Obligor, for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

      SECTION 10.8. Reporting of Non-Rata Credit Extensions. Each Borrower agrees to provide the Administrative Agent with written notice of each Non-Rata Credit Extension concurrently with or promptly after the making of such Non-Rata Credit Extension, which notice shall set forth, among other things: (a) the date thereof; (b) the principal amount thereof stated in the relevant Available Currency (and, with respect to all Available Currencies other than the Dollar, the corresponding Dollar Amount thereof);
(c) the Interest Period applicable thereto;  (d) the aggregate Dollar
Amount of such Lender's outstanding or undrawn Non-Rata Credit Extensions as of such date; and (e) the identity of the relevant Lender. Each Lender agrees to provide the Administrative Agent with written confirmation within five calendar days following the last day of each calendar month (from the date hereof until the Commitment Termination Date) of the Outstanding
Credit Extensions comprised of Non-Rata Credit Extensions made by such Lender as of the end of such calendar month, which confirmation shall set forth, among other things: (a) the date of each such Non-Rata Credit Extension; (b) the principal amount or Stated Amount, as the case may be, of each such Non-Rata Credit Extension stated in the relevant Available Currency (and the corresponding Dollar Amount thereof), and the aggregate Dollar Amount of all such Non-Rata Credit Extensions; (c) the respective Interest Periods applicable thereto; and (d) the Identity of such Lender.



				   ARTICLE XI

			   MISCELLANEOUS PROVISIONS

      SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

	     (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

	     (b) modify this Section 11.1, change the definitions of Percentage or Required Lenders, increase the Total Credit Commitment Amount or the Credit Commitment Amount or Percentage of any Lender, extend the Commitment Termination Date, or, subject to Section 8.2.5, release any Guarantor from any of its payment obligations under the Guaranty entered into by it, shall be made without the consent of each Lender;

	     (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Pro-Rata Credit Extension or the amount of any fee payable under Section
      4.3 shall be made without the consent of each Lender;

	     (d) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent shall be made without the consent of the Administrative Agent; or

	     (e) affect adversely the interests, rights or obligations of the Documentation Agent in its capacity as the Documentation Agent shall be made without the consent of the Documentation Agent.

No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2. Notices. Unless otherwise specified to the contrary, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All notices, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; all notices if transmitted by facsimile shall be deemed given when transmitted and the appropriate receipt for transmission received by the sender thereof.

      SECTION 11.3. Payment of Costs and Expenses. Micro agrees to pay on demand all reasonable expenses (inclusive of value added tax or any other similar tax imposed thereon) of the Agents (including the reasonable fees and out-of-pocket expenses of the single counsel to the Agents and of local counsel, if any, who may be retained by such counsel to the Agents) in connection with the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document (including schedules, exhibits, and forms of any document or instrument relevant to this Agreement or any other Loan Document), and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated.

      Micro further agrees to pay, and to save the Lender Parties harmless from all liability for, any stamp or other taxes (including, without limitation, any registration duty imposed by Belgian law) which may be payable in connection with the execution, delivery or enforcement of this Agreement or any other Loan Document, and in connection with the making of any Credit Extensions and the issuing of any Letters of Credit hereunder. Micro also agrees to reimburse each Lender Party upon demand for all out-of-pocket expenses (inclusive of value added tax or any other similar tax imposed thereon and including attorneys' fees and legal expenses (including the actual cost to such Lender Party of its in-house counsel) on a full indemnity basis) incurred by each such Lender Party in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations; provided, however, that Micro shall reimburse each Lender Party for the fees and legal expenses of only one counsel for such Lender Party.

      SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender Party and the extension of the Commitments, the Obligors hereby jointly and severally indemnify, exonerate and hold each Lender Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, which shall include the actual cost to such Indemnified Party of its in-house counsel but shall not include the fees and expenses of more than one counsel to such Indemnified Party (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

	     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

	     (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding, however, any action successfully brought by or on behalf of Micro or any other Borrower with respect to any determination by any Lender not to fund any Credit Extension or not to comply with Section 11.15 of this Agreement or any action by the Required Lenders to terminate or reduce the Commitments or accelerate the Loans in violation of the terms of this Agreement);

	     (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor, or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Indemnified Party is party thereto;

	     (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor, or any of their respective Subsidiaries of any Hazardous Material; or

	     (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor, or any of their respective Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of such Person;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Obligors hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 11.5. Survival. The obligations of Micro and each other Obligor under Sections 5.3, 5.4, 5.5, 5.7, 11.3 and 11.4, and the obligations of the Lenders under Sections 10.1 and 11.15, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of the Commitments. The representations and warranties made by Micro and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdictions.

      SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8. Execution in Counterparts, Effectiveness; Entire Agreement. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date when (a) counterparts hereof executed on behalf of Micro, each Supplemental Borrower, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to each Borrower and each Lender and (b) the Administrative Agent shall have received evidence reasonably satisfactory to it that the mergers described in clause (ii) of
Section 6.1.12 have been consummated; provided, however, that no Lender shall have any obligation to make the initial Credit Extension until the date (the "Effective Date") that the applicable conditions set forth in Sections 6.1 and 6.2 have been satisfied as provided herein. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.9. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE COORDINATION CENTER GUARANTY, MICRO CANADA GUARANTY (MICRO) AND MICRO CANADA GUARANTY (COORDINATION CENTER/MICRO SINGAPORE)) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN THE COORDINATION CENTER GUARANTY, MICRO CANADA GUARANTY (MICRO) AND MICRO CANADA GUARANTY (COORDINATION CENTER/MICRO SINGAPORE)), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS (OTHER THAN WITH RESPECT TO THE COORDINATION CENTER GUARANTY, MICRO CANADA GUARANTY (MICRO) OR MICRO CANADA GUARANTY (COORDINATION CENTER/MICRO SINGAPORE)) OF THE AGENTS, THE LENDERS, MICRO OR ANY OTHER OBLIGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. MICRO AND EACH OTHER OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATED DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE, AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN SUCH LITIGATION BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH OBLIGOR AT ITS ADDRESS FOR NOTICES SPECIFIED PURSUANT TO SECTION 11.2 HEREOF, IN EACH SUCH CASE MARKED FOR THE ATTENTION OF GENERAL COUNSEL, INGRAM MICRO INC., OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK IN A MANNER PERMITTED BY THE LAWS OF EACH SUCH STATE. MICRO AND EACH OTHER OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT MICRO OR ANY OTHER OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE COORDINATION CENTER GUARANTY, MICRO CANADA GUARANTY (MICRO) AND MICRO CANADA GUARANTY (COORDINATION CENTER/MICRO SINGAPORE)).

      SECTION 11.10. Successors and Assigns. This Agreement and each other Loan Document shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns; provided, however, that:

	     (a) no Obligor may assign or transfer its rights or obligations hereunder or under any other Loan Document without the prior written consent of all the Lender Parties;

	     (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11; and

	     (c) the rights of the Administrative Agent and the Documentation Agent with respect to resignation or removal are subject to Section 10.4.

      SECTION 11.11. Assignments and Transfers of Interests. No Lender may assign or sell participation interests in its Commitment or any of its Credit Extensions or any portion thereof to any Persons except in accordance with this Section 11.11.

      SECTION 11.11.1. Assignments. Any Lender may at any time assign or transfer to one or more Eligible Assignees, to any of its Affiliates, to any other Lender or to any Federal Reserve Bank (each Person described in either of the foregoing clauses as being the Person to whom such assignment or transfer is available to be made, being hereinafter referred to as a "Transferee Lender") all or any part of such Lender's total Credit Extensions and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Credit Extensions and Commitment) in a minimum aggregate amount of $10,000,000 (or if less, the entire amount of such Lender's total Credit Extensions and Commitment); provided, however, that, each Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to a Transferee Lender until:

	    (a) notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Transferee Lender, shall have been given to Micro and each Agent by such Lender and such Transferee Lender;

	    (b) the Transferee Lender shall have executed and delivered to Micro and each Agent, a Lender Assignment Agreement; and

	    (c)   the processing fee described below shall have been paid.

From and after the effective date of such Lender Assignment Agreement, (x) the Transferee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Transferee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt pursuant to clauses (a) and (b) above of notice of such assignment and transfer and an executed Lender Assignment Agreement, Micro shall execute and deliver to the Administrative Agent (for delivery to the relevant Transferee Lender) new Notes evidencing such Transferee Lender's assigned Credit Extensions and Commitments and, if the assignor Lender has retained Credit Extensions and Commitments hereunder, replacement Notes in the principal amount of the Credit Extensions and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, the Notes then held by such assignor Lender). Each such Note shall be dated the date of the respective predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to Micro. Accrued interest and accrued fees shall be paid at the same time or times provided in each predecessor Note and in this Agreement. The Transferee Lender shall pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of its Lender Assignment Agreement to the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

      SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of its Credit Extensions and Commitments hereunder; provided, however, that

	     (a) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

	     (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

	     (c) each Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each other Loan Document;

	     (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b) or clause (c) of Section 11.1;

	     (e) no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold; and

	     (f) the aggregate amount of participating interests sold by any Lender in its Credit Extensions comprised of Bid Rate Loans shall not exceed, at any time, an amount equal to such Lender's Commitment at such time multiplied by three.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.7, 5.9, 5.10, 11.3 and 11.4, shall be considered a
Lender.

      SECTION 11.12. Other Transactions. Nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of its Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.13. Further Assurances. Each Obligor agrees to do such further acts and things and to execute and deliver to each Lender Party such additional assignments, agreements, powers and instruments, as such Lender Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any other Loan Document or to better assure and confirm unto such Lender Party its rights, powers and remedies hereunder and thereunder.

      SECTION 11.14. Waiver of Jury Trial. THE AGENTS, THE LENDERS, MICRO AND EACH OTHER OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE
LENDER PARTIES OR MICRO OR ANY OTHER OBLIGOR. MICRO AND EACH OTHER OBLIGOR ACKNOWLEDGE AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS
AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING
INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT TO WHICH IT IS A
PARTY.

      SECTION 11.15. Confidentiality. Each of the Lender Parties hereby severally agrees with each Borrower that it will keep confidential all information delivered to such Lender Party by or on behalf of each Borrower or any of their respective Subsidiaries which information is known by such Lender Party to be proprietary in nature, concerns the terms and conditions of this Agreement or any other Loan Document, or is clearly marked or labeled or otherwise adequately identified when received by such Lender
Party as being confidential information (all such information, collectively for purposes of this Section, "confidential information"); provided, that, each Lender Party shall be permitted to deliver or disclose "confidential information": (a) to its directors, officers, employees and affiliates;
(b) to authorized agents, attorneys, auditors and other professional advisors retained by such Lender Party that have been apprised of such Lender
Party's obligation under this Section 11.15 and have agreed to hold confidential the foregoing information substantially in accordance with the terms of this Section; (c) in connection with the prospective assignment or transfer of all or any part of, or the sale of a participating interest in, such Lender Party's Credit Extensions and Commitment, to any prospective Transferee Lender or Participant that has been apprised of such Lender Party's obligation under this Section 11.15 and has agreed to hold confidential the foregoing information in accordance with the terms of this Section; (d) to any federal or state regulatory authority having jurisdiction over such Lender Party; (e) or to any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Lender Party, (ii) in response to any subpoena or other legal process (provided, that the relevant Borrower shall be given notice of any such subpoena or other legal process as soon as possible and in any event prior to production (unless provision of any such notice would result in a violation of any such subpoena or other legal process), and the Lender Party receiving such subpoena or other legal process shall cooperate with such Borrower, at such Borrower's expense, in seeking a protective order to prevent or limit such disclosure), or (iii) in connection with any litigation to which such Lender Party is a party.

      For purposes hereof, the term "confidential information" does not include any information that: (A) was publicly known or otherwise known by any Lender Party on a non-confidential basis from a source other than the relevant Borrower prior to the time such information is delivered or disclosed to such Lender Party by the relevant Borrower; (B) subsequently becomes publicly known through no act or omission by any Lender Party or any Person acting on behalf of any Lender Party; (C) otherwise becomes known to a Lender Party other than through disclosure by the relevant Borrower (or any Subsidiary thereof) or through someone subject, to such Lender Party's knowledge, to a duty of confidentiality to the relevant Borrower; or (D) constitutes financial statements that are otherwise publicly available.

      SECTION 11.16.  Release of Subsidiary Guarantors and Supplemental
Borrowers.

	    (a) Upon receipt by the Agents of (i) a certificate from a senior officer of Micro certifying as of the date thereof that, after the consummation of the transaction or series of transactions described in such certificate (which transactions, individually and in the aggregate, shall be certified to be in compliance with the terms and conditions of this Agreement, including the covenants contained in Sections 8.2.5, 8.2.6 and 8.2.9), the Guarantor identified in such certificate is no longer a Subsidiary of Micro, and (ii) such additional information, approvals, opinions, documents or instruments relating to the matters addressed in such certificate as the Agents shall reasonably request, such Guarantor's Guaranty shall automatically terminate so long as there shall exist no Default immediately prior to, as a result of, or after giving effect to, such termination. In all events, all other Guaranties shall remain in full force and effect. Each Lender Party shall, at Micro's expense, execute such documents as Micro shall reasonably request to evidence such termination.

	    (b) Upon receipt by the Agents of (i) a certificate from a senior officer of Micro certifying as of the date thereof that, after the consummation of the transaction or series of transactions described in such certificate (which transactions, individually and in the aggregate, shall be certified to be in compliance with the terms and conditions of this Agreement, including the covenants contained in Sections 8.2.5, 8.2.6 and 8.2.9), the Supplemental Borrower identified in such certificate is no longer a Subsidiary of Micro, (ii) such additional information, approvals, opinions, documents or instruments relating to the matters addressed in such certificate as the Agents shall reasonably request, and (iii) payment in full of any Outstanding Credit Extensions made by any Lender in favor of such Supplemental Borrower and satisfaction of any Obligations of such Supplemental Borrower under the Loan Documents, such Supplemental Borrower shall automatically cease to be a party to this Agreement so long as there shall exist no Default immediately prior to, as a result of, or after giving effect to, such cessation. In all events, this Agreement shall remain in full force and effect as among the remaining parties hereto. Each Lender Party shall, at Micro's expense, execute such documents as Micro shall reasonably request to evidence such cessation.

      SECTION 11.17. Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.


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